                                                                   EXHIBIT 10.15


                               SUBLEASE AGREEMENT

                                    BETWEEN

                              QUANTUM CORPORATION

                                   SUBTENANT

                                      AND

                                  XILINX, INC.

                                  SUBLANDLORD

                     2001 LOGIC DRIVE, SAN JOSE, CALIFORNIA

                                OCTOBER 8, 1999

                           BASIC SUBLEASE INFORMATION

This Basic Sublease information is provided solely as a convenience to summarize certain Sublease provisions and is not intended as a complete summary of all material terms and conditions of the Sublease. In the event of any inconsistency between any information shown in this Basic Sublease Information and the provisions of the Sublease, the provisions of the Sublease shall govern.

Sublandlord Address     Xilinx, Inc.
                        2100 Logic Drive
                        San Jose, CA 95124

Subtenant Address:      Quantum Corporation
                        500 McCarthy Blvd.
                        Milpitas, CA 95035

Master Landlord         Mission West Properties, L.P.
                        10050 Bandley Drive
                        Cupertino, CA 95014
                        Attn: Carl E. Berg

Permitted Use:          office, administration, marketing, assembly, research
                        and development, shipping, receiving and all other legally allowable related uses

Net Rentable Area
of Sublease Premises:   Initial Sublease Premises shall be 48,185 rentable
                        square feet ("r.s.f.")

Net Rentable Areas
of Building:            72,426 r.s.f.

Mandatory Expansions:   10,000 additional r.s.f. on 1st day of 13th month
                        (subject to increase at Subtenant's option)

                        10,000 additional r.s.f. on 1st day of 25th month (subject to increase at Subtenant's option)

                        4,241 additional r.s.f. on 1st day of 37th month (or remaining r.s.f. in Building, if less)

Sublease Premises:      2001 Logic Drive, San Jose, California 95124

Term:                   Sixty (60) months

Commencement Date:      October 1, 1999

Expiration Date:        September 30, 2004

Monthly Base Rent:      $2.30 per rentable square foot per month

Security Deposit:       None

Right of First Offer
to Extend:              Per Section 35

                               Table of Contents

Article    Title                                                    Page
1.         Parties                                                    1
2          Sublease Premises                                          1
3          Use                                                        3
4          Term and Rental                                            3
5          Mandatory Expansions                                       4
6          Sublandlord's Work and Tenant Improvements                 4
7          Acceptance of Possession and Covenants to Surrender        6
8          Uses Prohibited                                            6
9          Alterations and Additions                                  6
10         Maintenance of Sublease Premises                           7
11         Insurance                                                  9
12         Taxes                                                     11
13         Utilities and Services                                    11
14         Free from Liens                                           12
15         Warranty Regarding Office Use                             12
16         Compliance with Governmental Regulations                  12
17         Environmental Matters                                     12
18         Indemnity                                                 14
19         Advertising and Signs                                     15
20         Attorney's Fees                                           15
21         Subtenant Default                                         16
22         Surrender of Sublease                                     17
23         Sublandlord's Default                                     17
24         Notices                                                   18
25         Entry by Sublandlord                                      18
26         Destruction of Sublease Premises                          18
27         Assignment or Sublease                                    19
28         Condemnation                                              20
29         Effects of Conveyance                                     21
30         Subordination                                             21
31         Waiver                                                    22
32         Holding Over                                              22
33         Successors and Assigns                                    22
34         Estoppel Certificates                                     22
35         Right of First Offer to Extend Term                       23
36         Quiet Enjoyment                                           23
37         Brokers                                                   23
38         Parking                                                   24
39         Hours of Operation of Building                            24
40         Communications Dishes                                     24
41         Master Landlord's Consent                                 24
42         Miscellaneous Provisions                                  24

                                    Recitals

          A. Sublandlord, as lessee, and Mission West Properties, L.P., a Delaware limited partnership ("Master Landlord"), as lessor, entered into a lease for the premises located at 2001 Logic Drive, San Jose, California ("Parcel") on July 31, 1999 ("Master Lease"). A copy of the Master Lease is attaches hereto as Exhibit "A."

          B. Sublandlord desires to sublease to Sublessee and Sublessee desires to sublease from Sublandlord the Sublease Premises on the terms and conditions set forth in this Sublease.

     1.   PARTIES:

          THIS SUBLEASE, is entered into effective the 8th day of October, 1999, between Xilinx, Inc., whose address 2100 Logic Drive, San Jose, California 95124, and Quantum Corporation, a Delaware Corporation, whose address is 500 McCarthy Boulevard, Milpitas, California, 95035, hereinafter called respectively Sublandlord and Subtenant.

          Sublandlord represents that as of the day of execution of this Sublease, Sublandlord is a duly organized and validly existing Delaware corporation authorized to do business in the State of California. Subtenant represents that as of the date of execution of this Sublease, Subtenant is a duly organized and validly existing Delaware corporation authorized to do business in the State of California.

     2. SUBLEASE PREMISES: Sublandlord hereby releases to Subtenant, and Subtenant hires from Sublandlord, those certain premises, situated in the City of San Jose, County of Santa Clara, located on an approximately 3.1 acre parcel commonly known as 2001 Logic Drive, San Jose, California ("Parcel"), having a legal description as set forth on Exhibit "B" ("Sublease Premises").

          A. TITLE TO PARCEL: Sublandlord is currently leasing the Parcel from Master Landlord. In the event Sublandlord purchases the Parcel from Master Landlord, Sublandlord shall notify Subtenant of the date of purchase. Sublandlord shall furnish to Subtenant a copy of Sublandlord's Owner's Policy of Title Insurance ("Owner's Policy") within five (5) business days after Subtenant has purchased the Parcel. The Owner's Policy shall insure Sublandlord's fee simple title to the Parcel. As of the date of the Sublandlord's purchase of the Parcel, this Sublease shall be automatically converted into a direct lease for the Sublease Premises between Sublandlord, as landlord, and Subtenant, as tenant, under all of the same terms and conditions as this Sublease other than the incorporated provisions of the Master Lease, without the need for further documentation.

          B. INCORPORATION OF THE MASTER LEASE. This Sublease is subject to all of the terms and conditions of the Master Lease and Subtenant is entitled to all the rights of the tenant under the Master Lease and hereby accepts, assumes and agrees to perform all of the obligations of Sublandlord as lessee under the Master Lease to the extent such obligations relate to the Sublease Premises and to the extent such terms and conditions of the Master Lease are incorporated herein as terms and conditions of this Sublease (with each reference to Lessor, Lessee and Premises and be deemed to refer to Sublandlord, Subtenant and Sublease Premises) expecting only the following sections:

          Term, Rent, Late Charge, Security Deposit, 2, 2.1, 5, 6, 7, 14.1, 14.4, 16, 17, 19, 21, 31, 32, 33, 34, 35, 38, 40 pg. 14, 40, pg. 15

          In the event of a conflict or inconsistency between the incorporated terms of the Master Lease and the terms of the Sublease, the terms of the Sublease shall prevail to the extent of any such inconsistency.

          In the event of the termination for any reason of Sublessor's interest as Lessee under the Master Lease, this Sublease shall terminate. Sublessor may be liable to Sublessee for any termination of the Sublease that results from Sublessor's voluntary termination of the Master Lease or Sublessor's breach of the Master Lease, so long as such breach is not caused in whole or in part by Sublessee.

          C.   SUBLANDLORD'S REPRESENTATIONS.

          Sublandlord represents, warrants and covenants to Subtenant as follows, which representations shall survive the termination of this Sublease:

               i. The Master Lease attached to this Sublease as Exhibit "A" is a true, correct and complete copy of the Master Lease as of the date of this Sublease; the Master Lease is currently in full force and effect; Sublandlord shall not make or agree to make any modifications to the Master Lease or elect to terminate the Master Lease without the written approval of Subtenant.

               ii. To the best of Sublandlord's knowledge, as of the date of this Sublease, there is no default by either Master Landlord or Sublandlord under the Master Lease, nor does any other fact or circumstance exist as of the date of this Sublease which would, with the passage of time, lead to such default; and Sublandlord shall not commit or permit to be committed any act or omission during the Sublease term (and any extensions thereof) which would lead to a default of Sublandlord under the Master Lease.

               iii. All rent and other amounts due Master Landlord under the Master Lease have been paid.

               iv. Sublandlord shall use all reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease.

          D. SIZE OF SUBLEASE PREMISES. The Sublease Premises shall initially contain 48,185 rentable square feet constituting the entire second floor and part of the first floor in a two-story building of approximately 72,426 rentable square feet ("Building"), including Tenant Improvements, with on-grade parking for a minimum of 4 cars per 1,000 rentable square feet of the Building ("Initial Sublease Premises"). The approximate location of the Initial Sublease Premises in the Building is shown in red on Exhibit "C." The Building and the Sublease Premises together constitute the "Project."

     The Initial Sublease Premises and the Expansion Areas (as defined below) are referred to herein collectively as the "Sublease Premises" but each of the Expansion Areas shall be constituted as the "Sublease Premises" once the commencement date for each becomes applicable.

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
     Sublandlord shall not have the right to sue, occupy, sublet or assign its rights to, any portion of the Expansion Areas during the term of the Sublease.

     3. USE: Subtenant shall use the Sublease Premises only for the following purposes and shall not change the use of the Sublease Premises without the prior written consent of Sublandlord: office, administration, marketing, assembly, research and development, shipping, receiving and all other legally allowable related uses.

     4.   TERM AND RENTAL:

          A.   SUBLEASE TERM. The term ("Sublease Term") shall be for sixty
(60) months, commencing on October 1, 1999 ("Commencement Date"). The Sublease Term shall end sixty (60) months after the Commencement Date ("Expiration Date").

     Subtenant shall, immediately following the Commencement Date for each of the Initial Sublease Premises, and each of Expansion Areas 1, 2 and 3, execute and deliver to Sublandlord a document prepared by Sublandlord, confirming each such Commencement Date.

          B. BASE MONTHLY RENT: In addition to all other sums payable by Subtenant under this Sublease, base monthly rent shall be payable by Subtenant in monthly installments as follows ("Base Monthly Rent"). Base Monthly Rent shall be due in advance on or before the first day of each calendar month thereafter during the Initial Sublease Term. All sums payable by Subtenant under this Sublease shall be paid in lawful money of the United States of America, without offset or deduction, (and except as expressly provided elsewhere in this Sublease, without prior notice or demand), and shall be paid to Sublandlord at the address specified in Article 1 of this Sublease or at such place or places as may be designated from time to time by Sublandlord. Base Monthly Rent for any period which is less than a calendar month shall be a pro rata portion of the monthly rent installment:

               i.   Initial Sublease Premises:

               During the Sublease Term, Base Monthly Rent shall be $2.30 per rentable square foot per month.

               ii.  Expansion Areas:

               The Base Monthly Rent for the each of Expansion Areas 1, 2 and 3 shall be $2.30 per rentable square foot per month and shall commence on the applicable Expansion Area Commencement Date as described in the table in
Section 5.A of this Sublease below.

          C. EARLY OCCUPANCY. Subtenant shall have full rights of use and possession of the Initial Sublease Premises on the date of full execution of this Sublease by Sublandlord and Subtenant, subject to all the terms and conditions of this Sublease other than the obligation to pay Base Monthly Rent and the Common Area Expenses. Subtenant shall have the right to enter the Initial Sublease Premises after providing Sublandlord with evidence of insurance (naming Sublandlord as additional insured suitable to Sublandlord in its discretion) to install Tenant Improvements, cabling, furniture, fixtures and equipment.

          D. LATE CHARGE. Commencing after the first late payment in any twelve (12) month period, Subtenant shall pay to Sublandlord an administrative late fee of five percent (5%) of the amount of any payment due by Subtenant under this Sublease and not paid within five (5) days after said due date.

     5.   MANDATORY EXPANSIONS

          A. MANDATORY EXPANSIONS. Subtenant shall, on each of the dates indicated below, Sublease the following additional square footages in the Building, which square footages may be increased by Subtenant at its option (collectively, the "Expansion Areas"):

                                               ADDITIONAL
                          EXPANSION          RENTABLE SQUARE        TOTAL RENTABLE SQUARE
                             AREA             FOOTAGE TO BE          FOOTAGE OF SUBLEASE
                         COMMENCEMENT             TAKEN                PREMISES AFTER
                             DATE               (MINIMUM)                 (MINIMUM)
                         ------------        ---------------        ---------------------
Expansion Area 1         1st day of the           10,000                    58,185
                         13th month

Expansion Area 2         1st day of the           10,000                    68,185
                         25th month

Expansion Area 3         1st day of the            4,241                    72,426
                         37th month

     Subtenant shall have the right to select the location of each of Expansion Areas 1, 2 and 3 in the Building. Notwithstanding anything set forth herein, Subtenant shall have the right to select the actual square footages of each of the Expansion Areas, so long as after the addition of Expansion Area 1, Subtenant shall occupy a minimum of 58,185 rentable square feet, after the addition of Expansion Area 2, Subtenant shall occupy a minimum of 68,185 rentable square feet, and after the addition of Expansion Area 3, Subtenant shall occupy a minimum of 72,426 rentable square feet in the Building.

     Subtenant shall be given possession of each of Expansion Areas 1, 2 and 3 on the date sixty (60) days prior to the applicable Expansion Area Commencement Date described in the table in Section 5.B of this Sublease above, subject to all the terms and conditions of this Sublease other than the obligation to pay Base Monthly Rent and Common Area Expenses. Subtenant shall have the right to enter the Expansion Area commencing on such the date sixty (60) days prior to the applicable Expansion Area Commencement Date to construct Tenant Improvements, install equipment and install voice and data cabling.

     6.   SUBLANDLORD'S WORK AND TENANT IMPROVEMENTS:

          A. SUBLANDLORD'S WORK. Prior to the Early Occupancy Date, Sublandlord shall complete the work in the Sublease Premises identified on Exhibit "D" to this Sublease ("Sublandlord's Work") Sublandlord's Work shall be performed at Sublandlord's sole cost and expense and shall be done in a good and workmanlike manner in accordance with all applicable laws, statutes, ordinances, governmental rules, regulations and requirements, including without limitation all applicable fire and building codes and all Environmental Requirements (collectively, "Governmental Requirements") using new materials.

     B. DEFERRED MAINTENANCE ITEMS. Sublandlord shall provide Subtenant with an allowance in the amount of Sixty-Nine Thousand Seven Hundred Twenty Seven Dollars ($69,727.00) ("Deferred Maintenance Allowance") to reimburse Subtenant for the cost to correct the deferred maintenance items listed on Exhibit "E" to this Sublease ("Deferred Maintenance Items"). If and when Subtenant submits to Sublandlord requests for reimbursement from the Deferred Maintenance Allowance accompanied by an invoice from a third party or agency together with any such appropriate lien waivers, which relate to the Deferred Maintenance Items, Sublandlord shall, within thirty (30) days after Sublandlord's receipt of the above items, pay Subtenant the amount requested up to the aggregate amount of the Deferred Maintenance Allowance but only to the extent that there are sufficient monies in the Deferred Maintenance Allowance available. In order to receive reimbursement for a Defined Maintenance Item, such Defined Maintenance Item shall be substantially completed by December 31, 1999.

     C. TENANT IMPROVEMENT PLANS. Sublandlord shall provide Subtenant with a tenant improvement allowance for the permitting and construction of the Tenant Improvements and the fees payable to Subtenant's tenant improvement architect, engineers and design professionals in the amount of five hundred thousand dollars ($500,000.00) ("Work Allowance").

     Final plans and specifications for the tenant improvements to be installed by Subtenant in the Sublease Premises ("Tenant Improvements") are described on Exhibit "F" ("Final Tenant Improvement Plans"), which Final Tenant Improvement Plans are acceptable to Sublandlord and Subtenant. Sublandlord agrees that it shall not require Subtenant to remove any of the Tenant Improvements from the Sublease Premises at the end of the Sublease Term, unless Master Landlord has required removal of such Tenant Improvements.

     Subtenant shall cause the Tenant Improvements to be constructed by Subtenant's contractor in accordance with the Final Tenant Improvement Plans, which may be modified in an immaterial manner. Material changes in the Final Tenant Improvement Plans (i.e. changes costing $100,000 or more in construction costs) shall be subject to the prior approval of Sublandlord. Sublandlord shall give its approval, or detailed reasons for disapproval, within twenty (20) days after delivery to Sublandlord of the request for same. If Sublandlord fails to respond within the twenty (20) day period, Sublandlord shall be deemed to have given Sublandlord's approval.

     If Subtenant submits to Sublandlord requests for reimbursement from the Work Allowance accompanied by an invoice from a third party or agency together with any such appropriate lien waivers, which relates to the Tenant Improvements, within thirty (30) days after Sublandlord's receipt of the above items, Sublandlord shall pay Subtenant the amount requested up to the aggregate amount of the Work Allowance but only to the extent that there are sufficient monies in the Work Allowance to cover the costs of constructing the Tenant Improvements. Any shortfall (the "Shortfall") between the $500,000.00 Work Allowance and the actual cost of construction of the Tenant Improvements will be paid by Subtenant.

     7. ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER: On the Commencement Date, Sublandlord shall deliver and Subtenant shall accept the Initial Sublease Premises as being in good and sanitary order, condition and repair, subject to Sublandlord's completion of Sublandlord's Work and subject to latent defects. Sublandlord shall ensure that the Sublease Premises and any equipment and building systems serving the Sublease Premises have been properly decontaminated in accordance with all applicable Environmental Requirements prior to the Commencement Date. Subtenant agrees on Expiration Date, or on the sooner termination of this Sublease, to surrender the Sublease Premises to Sublandlord in good condition and repair, reasonable wear and tear excepted. "Good condition" shall mean that the interior walls, floors, and carpeting within the Sublease Premises will be cleaned to the same condition as existed at the Commencement Date, normal wear and tear excepted. Subtenant shall not be required to remove any Tenant Improvements or other Alterations installed by Subtenant which were approved by Sublandlord. Subtenant on or before the Expiration Date or sooner termination of this Sublease, shall remove all its personal property and trade fixtures from the Sublease Premises, and all property and fixtures not so removed shall be deemed to be abandoned by Subtenant.

     8. USES PROHIBITED: Subtenant shall not commit, or suffer to be committed, any waste upon the said Sublease Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Sublease Premises or allow any sale by auction upon the Sublease Premises, or allow the Sublease Premises to be used for any unlawful purpose.

     9. ALTERATIONS AND ADDITIONS: Subtenant shall not make, or suffer to be made, any alteration or addition to the said Sublease Premises ("Alterations"), or any part thereof, without (i) the written consent of Sublandlord first had and obtained, and (ii) delivering to Sublandlord the proposed architectural and structural plans for all such Alterations. At the time Subtenant requests Sublandlord's consent, Sublandlord shall provide its approval or detailed reasons for disapproval within twenty (20) days. Sublandlord shall also notify Subtenant at time of approval as to whether Sublandlord will require such Alteration to be removed form the Sublease Premises at the end of the Sublease term. Sublandlord will act reasonably in making its determination regarding the removal of the Alterations. After having obtained Sublandlord's consent, which consent shall not be unreasonably withheld or delayed, Subtenant agrees that it shall not proceed to make such Alterations until Subtenant has obtained all required governmental approvals and permits. Sublandlord shall have the right to require Subtenant to provide Sublandlord a certificate of insurance naming Sublandlord as additional insured for the construction of any Alterations.

     Notwithstanding the foregoing, Subtenant shall not be required to obtain Sublandlord's prior written consent for any non-structural Alterations (which do not affect the mechanical or electrical systems and are not visible from the exterior of the Sublease Premises) costing One Hundred Thousand Dollars ($100,000) or less, provided that Subtenant gives to Sublandlord a certificate of insurance naming Sublandlord as additional insured.

10. MAINTENANCE OF SUBLEASE PREMISES:

    A. COMMON AREAS

       i. "Common Areas" means all areas within the exterior boundaries of the Parcel and outside the Building (as may be expanded), including, without limitation, automobile parking areas, driveways, open or enclosed walkways, trash enclosures and loading areas, canopies building overhangs, areas of ingress and egress, sidewalks, stairways, and landscaped and planted areas.

       ii. During the Term, Sublandlord shall operate and maintain the Common Areas and all improvements thereof in good order, condition and repair, including necessary replacements, and in compliance with Governmental Requirements. Sublandlord shall not make any changes, alterations, reconfigurations, reductions or modifications to the Common Areas which would
(x) interfere with Subtenant's use and enjoyment of the Sublease Premises, Subtenant's access to the Sublease Premises, the visibility of Subtenant's exterior signage, or any other rights Subtenant has under the Sublease, or (y) reduce the then-existing parking ratio. Common Area maintenance shall be (i) cleaning and removing rubbish and trash; (ii) cleaning, maintaining, resurfacing, repairing, and remarking paved and unpaved surfaces, curbs, directional and other signs, landscaping, gardening, decorating (permanent or temporary, seasonal or otherwise), lighting facilities, drainage, and other similar items; and (iii) maintenance of utility installations underlying the Common Areas if not maintained or replaced by utility companies. All such work and services shall be performed and provided in such manner as to keep the Project in good order and condition.

       iii. "Common Area Expenses" shall be all costs and expenses incurred by Sublandlord in connection with the maintenance of the Common Areas, including
(i) reasonable costs for materials and supplies; (ii) costs for all utility services utilized in connection with the Common Area, including all water supplied to the Common Area; (iii) all premiums on casualty, public liability, property damage and other insurance on the Common Area as described elsewhere in this Sublease; (iv) all costs, rental or otherwise, for tools, machinery and equipment used in connection with the maintenance of the Common Area; and (v) all personal property taxes levied or assessed against the Common Area or against property used in connection with the maintenance thereof.

       iv. Notwithstanding the foregoing, Common Area Expenses shall exclude the following items: personal property taxes paid by any tenant; loan payments; brokers' and finders' fees or other commissions; leasing expenses; property management fees; costs or expenses which according to generally accepted accounting principles ("GAAP") are required to be capitalized (except where the capital improvement actually reduce the cost of maintaining and operating the common areas, the costs of which capital improvements are charged only on an amortized basis over the useful life of the improvement in accordance with
GAAP); depreciation on improvements or equipment and machinery; advertising or promotional expenses; attorneys' fees; costs incurred by Sublandlord in connection with the clean-up or removal of any hazardous materials or toxic waste; or costs or expenses incurred due to violation by Sublandlord of any term or condition of the Sublease.

       v. Sublandlord shall keep accurate records showing in reasonable detail all expenses incurred for such Common Area Expenses. These records shall, upon five (5) days prior notice to Sublandlord, be made available during business hours at the offices of Sublandlord for inspection by Subtenant. Subtenant may employ an independent public accounting firm to conduct the audit. The costs of the audit shall be paid by Subtenant unless the audit shows that Sublandlord's adjusted statement over-charged Subtenant its share of Common Area Expenses by more than five percent (5%), in which case Sublandlord shall pay all Subtenant's costs of the audit.

          vi. Subtenant shall pay to Sublandlord, as Additional Rent, for each calendar year or fractional calendar year during the Term, the Common Area Expenses. Notwithstanding the foregoing, the Common Area Expenses other than real property taxes, utilities and insurance, shall not be increased by more than seven percent (7%) per Sublease Year.

          vii. Commencing on the first day of January of the year following the year in which the Commencement Date occurs, and on the first day of January of each year during the Term thereafter or as soon after as is practicable, Subtenant shall pay to Sublandlord the Common Area Expenses for the Project. On or before the Commencement Date and each calendar year thereafter, Sublandlord shall furnish to Subtenant an itemized statement setting forth Sublandlord's estimate of the total Common Area Expenses projected for the immediately succeeding calendar year or partial calendar year. Subtenant shall pay such estimated expenses in equal monthly installments concurrently with each installment of Base Monthly Rent. Within 90 days after the end of each calendar year, or if the Sublease Term terminates on a date other than the last day of a calendar year, then 90 days after the termination date, Sublandlord shall furnish to Subtenant a statement in writing showing the actual Common Area Expenses incurred for the preceding calendar year or partial calendar year. At such time an adjustment shall be made between Sublandlord and Subtenant, so that Subtenant's payments of estimated Common Area Expenses for the preceding year or partial year is equal to the actual Common Area Expenses for the same period. Any overpayment by Subtenant shall be credited by Sublandlord to the monthly installments of estimated Common Area Expenses falling due thereafter or refunded to Subtenant or, if the Sublease has terminated, then any overpayment shall be credited against any amounts owed to Sublandlord by Subtenant, or if none, shall be paid to Subtenant and any underpayment by Subtenant shall be paid to Sublandlord within 30 days of notice to Subtenant of such underpayment.

     B. SUBLANDLORD'S OBLIGATIONS. Sublandlord shall maintain the following portions of the Sublease Premises at Sublandlord's sole cost and expense: exterior walls, glazing, glazing membrane (including all framing connections, exterior doors and exterior wall penetrations, pre-cast sections, spandrel glass sections and connections with parapet flashing), roof, roof membrane, structural members, unexposed plumbing, unexposed electrical, foundation and sewer lines to the Building. Notwithstanding the foregoing, any repairs of such items required by Subtenant's negligence or misuse, shall be made by Subtenant.

     C. SUBTENANT'S OBLIGATIONS: Except as provided in 10.A and 10.B above, and except as provided in the following sentence, Subtenant shall, at its sole cost, keep and maintain, repair and replace, said Building and appurtenances and every part thereof in good and sanitary order, condition, and repair. In the event that a repair or replacement of any item in the Building (other than normal and routine maintenance) is required costing in excess of $3,000, Subtenant shall pay the first three thousand dollars ($3,000) of the cost and the cost in excess of three thousand dollars ($3,000) shall be paid by Sublandlord and amortized over the useful life of the improvement. Subtenant shall reimburse Sublandlord annually for such excess to the extent of the amortized amount which falls in any remaining year of the Sublease term.

          D. WARRANTY AGAINST DEFECTS. Sublandlord hereby warrants, represents and covenants that on the Commencement Date, the Sublease Premises and the building systems shall be free from any substantial faults or defects and that the Sublease Premises and the common areas shall comply with all Governmental Requirements; all covenants, conditions, restrictions and easements affecting the Sublease Premises. If, within one (1) year after the Commencement Date, any portion of the Sublease Premises is found to be faulty or defective or not in conformance with the provisions of the Sublease (other than as a result of actions or failure to properly act by Subtenant), Sublandlord shall cause the same to be corrected at its own expense promptly after receipt of a written notice from Subtenant to do so.

     11.  INSURANCE:

          A. Sublandlord's Insurance Requirements. Notwithstanding anything to the contrary contained in the Sublease, Sublandlord shall, during the Sublease Term, procure and keep in force the following insurance, the cost of which shall be a Common Area Expense as described in the Sublease:

               i. Property Insurance. "All Risk" property insurance against loss or damage to the buildings and other improvements in the Project resulting from fire, vandalism, malicious mischief and such other perils ordinarily included in extended coverage casualty insurance policies. Such insurance shall be maintained in an amount not less than one hundred percent (100%) of the full replacement value of said improvements.

               ii. General Liability. Commercial General Liability insurance against claims for bodily injury and property damage occurring in or about the Project (and Sublandlord's operations in the Project), or arising out of the acts or omissions of Sublandlord, its agents, representatives, or employees.

          -  The policies shall be written on an occurrence basis;

          -  The policies shall provide a limit of not less than:

               $2,000,000 per occurrence; and

               $5,000,000 in the aggregate.

     Such insurance shall:

          - provide for contractual coverage, including liability assumed by and the obligations of Sublandlord under the indemnity portions of this Sublease for bodily injury, death, and/or property damage; and

          - include a cross liability endorsement permitting recovery with respect to claims of one insured against another and providing for severability of the interests of the insureds.

          B. Subtenant's Insurance Requirements. At all times during the term of this Sublease and at its sole cost and expense, Subtenant shall obtain and keep in force for the benefit of the Subtenant and Sublandlord the following insurance:

               i. Workers' Compensation and Employer's Liability Insurance. Workers' Compensation Insurance in the amounts and coverage's required under workers' compensation, disability and similar employee benefit laws applicable to the state in which the Sublease Premises is located, and Employer's Liability Insurance, with limits of not less than $1,000,000.

               ii. General Liability. Commercial General Liability insurance against claims for bodily injury and property damage occurring on the Sublease Premises occupied by Subtenant.

          -  The policies shall be written on an occurrence basis;

          -  The policies shall provide a limit of not less than:

               $2,000,000 per occurrence; and

               $5,000,000 in the aggregate.

     Such insurance shall:

          - provide for contractual coverage, including liability assumed by and the obligations of Subtenant under the indemnity portions of this Sublease for bodily injury, death, and/or property damage; and

          - include a cross liability endorsement permitting recovery with respect to claims of one insured against another and providing for severability of the interests of the insureds.

               iii. Policy Form and General. All of the insurance required under this Sublease, and all renewals thereof, shall be issued by one or more companies of recognized responsibility admitted to sell insurance in California with a financial rating of at least a Class A (or its equivalent successor) status, as rated in the most recent edition of A.M. Best's Insurance reports (or its equivalent successor, or, if there is not equivalent successor rating, otherwise reasonably acceptable to Sublandlord). All liability insurance shall name as additional insureds Sublandlord.

               iv. Verification of Coverage. Upon request, Subtenant shall furnish Sublandlord with certificates of insurance affecting coverage required by this clause.

          C. Waiver of Subrogation: Sublandlord and Subtenant hereby waive any and all rights each may have against the other on account of any loss or damage occasioned to the Sublandlord or the Subtenant as the case may be, or to the Sublease Premises or its contents, to the extent covered by their respective insurance policies, as set forth above. The parties shall use their reasonable efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Sublandlord or the Subtenant, as the case may be.

     12. TAXES: Subtenant shall be liable for, and shall pay prior to delinquency, all taxes and assessments levied against Subtenant's personal property and trade or business fixtures Subtenant also agrees to reimburse Sublandlord, as additional rental, for the real estate taxes and assessment installments (special or general) or other impositions or charges which may be levied on the parcel as improved by Sublandlord's Building which includes the Sublease Premises. Sublandlord shall pay the taxes and assessments prior to their due date. Subtenant shall pay Sublandlord for the real estate taxes and assessments within thirty (30) days after receipt of a notice thereof accompanied by the applicable tax bill. It is understood and agreed that Subtenant's obligation under this paragraph will be prorated to reflect the Commencement and Expiration Dates. If, at any time during the Sublease Term, a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Sublandlord, as a substitute or addition in whole or in part for taxes assessed or imposed on land or Buildings, Subtenant shall pay and discharge such tax or excise on rents or other tax before it becomes delinquent or earlier if a discount is offered by the taxing authority, except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon the Sublandlord. In the event that a tax is placed, levied, or assessed against Sublandlord and the taxing authority takes the position that the Subtenant cannot pay and discharge such tax on behalf of the Sublandlord, then at the sole election of the Sublandlord, the Sublandlord may increase the rental charged hereunder by the exact amount of such tax and Subtenant shall pay such increase as additional rent hereunder on a 1/12th basis each month. Subtenant shall have the right to seek a reduction of the assessed value of the Parcel on behalf of Sublandlord but during the pendency of said proceeding Subtenant must continue to pay its share of such assessments including real estate taxes If by virtue of any application or proceeding brought by or on behalf of Sublandlord, there results a reduction in the assessed value of the Parcel during the Sublease Term, Subtenant agrees to reimburse Sublandlord its out of pocket costs incurred by Sublandlord in connection with such application or proceeding, up to the amount of the tax savings achieved.

          A. Subtenant shall be responsible for increases in real property taxes arising out of Sublandlord's acquisition of the Parcel from Master Landlord.

          B. Except as provided in 12.A above, in the event of an increase in real property taxes that results from changes in ownership of the Parcel, the buildings or other improvements in the Project, Subtenant shall be responsible for the payment of the tax rate in effect before the tax increase as increased by the lesser of (i) the actual tax increase; or (ii) three percent (3%).

     13. UTILITIES AND SERVICES: Subtenant shall pay for the cost of all utilities supplied to the Sublease Premises. In the event of any failure in the supply of the utilities or services for the Building, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, Governmental Requirements, action or inaction, or other cause whatsoever, Sublandlord shall not have any liability to Subtenant. Notwithstanding the foregoing, in the event of the failure of any utility to the Sublease Premises for more than ten (10) consecutive days through no fault of Subtenant, Monthly Base Rent and additional rent payable by Subtenant hereunder shall abate commencing on the eleventh day, until such utility is restored.

     14. FREE FROM LIENS: Subtenant shall keep the Sublease Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Subtenant or claimed to have been performed for Subtenant. In the event Subtenant fails to discharge any such lien within ten (10) days after receiving notice of the filing from Sublandlord, Sublandlord shall be entitled to discharge such lien at Subtenant's expense and all resulting costs incurred by Sublandlord, including attorney's fees shall be due from Subtenant as additional rent. No person or entity performing work for Subtenant shall have a right to file a lien on Sublandlord's Building.

     15. WARRANTY REGARDING USE. Sublandlord hereby warrants, represents and covenants that upon Sublandlord's tender of possession of the Sublease Premises to Subtenant, the Sublease Premises and the use of the Sublease Premises for the purposes indicated in Section 3 of this Sublease shall not be in violation of any Governmental Requirements; any air quality standards established by law; or any covenants, conditions, restrictions and easements affecting the Sublease Premises.

     16. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Subtenant shall, at its sole cost and expense, comply with and observe all Governmental Requirements pertaining to the said Sublease Premises, including those of any applicable environmental permit, license, certificate, authorization or approval ("Environmental Approval"), and shall faithfully observe in the use of the Sublease Premises, including any regulations dealing with signage.

     Notwithstanding the foregoing, the cost of any structural repairs or alterations or capital improvements to the Sublease Premises or the fire proofing system serving the Sublease Premises which may be required by Governmental Requirements (whether presently existing or hereinafter enacted), insurance regulations or otherwise, which are not required solely because of Subtenant's negligence or Subtenant's particular use of the Sublease Premises shall be paid for by Sublandlord. Such cost shall be amortized over the useful life of the improvement in accordance with generally accepted accounting principles, and charged to Subtenant as a Common Area Expense to the extent the amortized portion falls within any Sublease Year.

     17.  ENVIRONMENTAL MATTERS:

          A. As used herein, the following terms shall have the following meanings:

          "ENVIRONMENTAL ACTIVITY" means any actual, proposed, threatened or claimed use, storage, treatment, existence, release, emission, discharge, generation, manufacture, import, export, disposal or transportation of any Hazardous Materials at, from, into, on, under or about the Sublease Premises or Parcel, or any other activity or occurrence that causes or would cause any such event to occur.

          "ENVIRONMENTAL REQUIREMENTS" means all present and future federal, state, regional or local laws and regulations relating to the use, storage, treatment, existence, release, emission, discharge, generation, manufacture, import, export, disposal or transportation of any substance, material or waste defined as "hazardous" therein, the protection of the environment, or protection and/or monitoring of human health and safety, occupational safety, or industrial hygiene.

     "HAZARDOUS MATERIALS" means any substance(s), material(s), or waste(s) which are classified or considered to be hazardous or toxic under any Environmental Requirement.

     B. Subtenant shall conduct any and all of its Environment Activities on the Sublease Premises in compliance with applicable Environmental Requirements.

     C. Subtenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all Environmental Approvals (as defined in Section 16 above) required under any Environmental Requirements for any Environmental Activity at the Sublease Premises by Subtenant.

     D. Sublandlord and Subtenant each shall deliver promptly to the other any notices, orders, or similar documents received from any governmental agency or official or third party concerning any alleged violation of any Environmental Requirement. Upon having knowledge thereof, Sublandlord and Subtenant each shall promptly provide notice to the other party of:

          i. any regulatory action that has been instituted, or threatened by any governmental agency or court with respect to the Parcel that relates to any Environmental Activity;

          ii.   any claim relating to any Environmental Activity at the Parcel;
or

          iii. any actual or threatened material release on, under or about the Parcel of any Hazardous Material(s), except any Hazardous Material(s) whose discharge or emission is expressly authorized by and in compliance with an Environmental Approval issued by a federal, state, regional or local governmental agency pursuant to Environmental Requirements.

     E. Sublandlord shall indemnify, hold harmless, and defend Subtenant from and against any liabilities, claims, demands, obligations, responsibilities, losses, damages (whether punitive or consequential), charges, costs and expenses (including, without limitation, attorneys', experts', and consultants' fees and costs of investigation and feasibility studies) fines, penalties and monetary sanctions or interest which are incurred at any time relating directly or indirectly to Sublandlord's use or ownership of the Parcel, or to the Environmental Activities of any third party that:

          i. is the result of the existence of Sublandlord's operations on or use of the Parcel;

          ii. is the result of the existence of Hazardous Materials upon, about, or beneath the Parcel (whether originating on the Parcel or outside the Parcel), or migrating or threatening to migrate from or onto the Property prior to the inception date or during the term of this Sublease other than Hazardous Materials upon, about, or beneath the Sublease Premises, or migrating or threatening to migrate from or onto the Parcel which is caused directly or indirectly by the actions of Subtenant or Subtenant's Agents or its use or occupancy of the Sublease or Parcel;

          iii. is the result of the existence of a violation of Environmental Requirements or liability pursuant to any provision of Environmental Requirements pertaining to the Parcel that existed or arose out of operations prior to the Commencement Date of this Sublease that may be incurred by, imposed upon, or asserted or awarded against Subtenant; or

               iv. is the result of the action or inaction of any third party or Sublandlord, or is the result of a violation of Environmental Requirements caused by any third party or Sublandlord.

          F. Subtenant shall indemnify, hold harmless, and defend Sublandlord from and against any liabilities, claims, demands, obligations, responsibilities, losses, damages (whether punitive or consequential), charges, cost and expenses (including, without limitation, attorneys', experts' and consultants' fees, costs of investigation, and feasibility studies), fines, penalties, and monetary sanctions or interest which are incurred at any time related directly to Subtenants's use of the Sublease Premises.

          G. The provisions of SECTIONS 17.E AND 17.F shall survive the expiration or earlier termination of this Sublease.

          H. As an inducement to Subtenant to enter into this Sublease, Sublandlord represents and warrants to Subtenant as follows:

               i. HAZARDOUS MATERIALS. Neither Sublandlord nor any tenant, occupant, or user of the Property or Sublease Premises has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property or Sublease Premises, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, dumping, or disposal of any Hazardous Materials on, under, or about the Property, nor any Hazardous Materials presently constructed, deposited, stored, or otherwise located on, under, in or about the Property.

               ii. NO NOTICE OF VIOLATION OR LITIGATION. Sublandlord has not received notice or other communication concerning any alleged violation of Environmental Requirements, nor notice or other communication concerning alleged liability resulting from Environmental Activities at the Property, and there exists no writ, injunction, decree, order, or judgment outstanding, or any lawsuit, claim, proceeding, citation, directive, summons of investigation, pending or threatened, relating to the ownership, use, maintenance or operation of the Property by any person or governmental agency.

          I. Sublandlord shall reasonably cooperate with Subtenant to the extent necessary to assist Subtenant in the procurement of any Environmental Approvals to provide for the full enjoyment of Subtenant's rights under this Sublease, to the extent required or requested by any governmental or regulatory agency granting such Environmental Approvals, and to the extent consistent with normal and usual Environmental Approvals used and required in the electronics industry. In connection with this obligation, Sublandlord will bear its own reasonable internal costs associated with such cooperation.

     18.  INDEMNITY:

          A. As a material part of the consideration to be rendered to Sublandlord, Subtenant shall indemnify, defend (with counsel reasonably satisfactory to Sublandlord) and hold Sublandlord and Sublandlord's agents, directors, officers, employees, invitees and contractors (collectively, the "Indemnified Parties") harmless from and against any expense or loss, including attorneys' fees, resulting from Subtenant's negligent performance or breach of duty under this Sublease or Subtenant's use or occupancy of the Sublease Premises, and shall defend at its own expense, including attorney's fees, any suit brought against Indemnified Parties alleging any such item; provided, that (i) Sublandlord immediately notifies Subtenant of the assertion of any such claim, (ii) permits Subtenant through counsel of Subtenant's choice to conduct the defense (including the terms of a settlement, if any) of such claim, and (iii) Sublandlord provides Subtenant with all needed information, assistance, and authority, at Subtenant's expense, to enable Subtenant to defend against such claim. The foregoing obligation to indemnify and defend is expressly limited to only those damages directly resulting from the negligence or breach by Subtenant or Subtenant's use or occupancy of the Sublease Premises and shall not apply to those damages resulting, in whole or in part, from the items Sublandlord is required to indemnify the Indemnified Parties for under Section 18.B below. The provisions of this paragraph shall survive the termination of the Sublease with respect to any claim arising before such termination. The provisions of this paragraph shall not apply to damage or injury arising from the presence of Hazardous Materials on the Sublease Premises, which is separately addressed in Article 17 hereof.

          B. As a material part of the consideration to be rendered to Subtenant, Sublandlord shall indemnify, defend (with counsel reasonably satisfactory to Subtenant) and hold Subtenant and Subtenant's agents, directors, officers, employees, invitees and contractors (collectively the "Subtenant Indemnitees"), exempt and harmless (i) from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the negligence or willful misconduct of Sublandlord, or (ii) arising from or in connection with the use, occupation, management, repair, maintenance or control of any portions of the Parcel not physically and exclusively occupied by Subtenant, including but not limited to any Common Areas. Further, in the event a Subtenant Indemnitee is made party to any litigation due solely to the breach by Sublandlord of its obligations under the Sublease, negligence or willful misconduct of Sublandlord, its employees, contractors, agents and invitees, Sublandlord will indemnify and hold the Subtenant Indemnitee harmless from any such claim or liability including its costs and expenses and reasonable attorney's fees incurred in defending such claims.

     19. ADVERTISEMENTS AND SIGNS: Sublandlord hereby permits Subtenant to install exclusive monument and exterior Building signage bearing Subtenant's corporate logo, which signage may be up to the maximum size permitted by the local governmental agencies. Subtenant, at Subtenant's cost, shall obtain all required permitting from governmental agencies. The method of installation of the exterior Building signage shall be subject to Sublandlord's reasonable approval, it being understood that the method used for similar buildings in the area of the Building shall be deemed acceptable to Sublandlord. Subtenant will not place or permit to be placed, in, upon or about the said Sublease Premises any signs not approved by the city or other governing authority.

     20. ATTORNEY'S FEES: In case a suit or alternative form of dispute resolution should be brought for the possession of the Sublease Premises, for the recovery of any sum due hereunder, to interpret the Sublease or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee including the expense of expert witnesses, depositions and court testimony as part of its costs which shall be deemed to have accrued on the commencement of such action. In addition, the prevailing party shall be entitled to recover all costs and expenses including reasonable attorney's fees incurred by the prevailing party in appealing (if successful on appeal) or enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment costs is intended to be severable from all other provisions of this Sublease.

     21. SUBTENANT'S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Sublease by Subtenant: a) Any failure by Subtenant to pay any rent under this Sublease on or before the date such rent is due under this Sublease which failure continues for fifteen (15) days after written notice from Sublandlord to Subtenant (provided that Sublandlord shall not be required to give Subtenant notice more than one time in any twelve (12) month period); b) A failure by Subtenant to observe and perform any other provision of this Sublease to be observed or performed by Subtenant, where such failure continues for thirty (30) days after written notice thereof by Sublandlord to Subtenant, provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Subtenant shall not be deemed to be in default if Subtenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; c) The making by Subtenant of any general assignment for the benefit of creditors; the filing by or against Subtenant of a petition to have Subtenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of petition filed against Subtenant, the same is dismissed after the filing); d) the appointment of a trustee or receiver to take possession of substantially all of Subtenant's assets located at the Sublease Premises or of Subtenant's interest in this Sublease, where possession is not restored to Subtenant within thirty (30) days; or e) the attachment, execution or other judicial seizure of substantially all of Subtenant's assets located at the Sublease Premises or of Subtenant's interest in this Sublease, where such seizure is not discharged within thirty
(30) days.

     Notwithstanding anything in this Lease to the contrary, Subtenant's shall not be in default for the failure to pay Rent unless and until such failure continues for a grace period of five (5) days after same is due.

          A. Remedies: In the event of any such default by Subtenant, then in addition to any other remedies available to Sublandlord at law or in equity, Sublandlord shall have the immediate option to terminate this Sublease and all rights of Subtenant hereunder by giving written notice of such intention to terminate. In the event that Sublandlord shall elect to so terminate this Sublease then Sublandlord may recover from Subtenant: a) the worth at the time of award of any unpaid rent which had been earned by the time of such termination; plus b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Subtenant proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Sublease Term after the time of award exceeds the amount of such rental loss that Subtenant proves could be reasonably avoided; plus d) any other amount necessary to compensate Sublandlord for all the detriment proximately caused by Subtenant's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom, and e) at Sublandlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Subtenant pursuant to the terms of this Sublease, all other such sums being deemed to be additional rent due hereunder. As used in (a) and (b) above, the "worth at the time of award" is to be computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus one (1%) percent per annum. As used in (c) above, the "worth at the time of award" is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

          B. Right to Re-enter: In the event of any such default by Subtenant, Sublandlord shall also have the right, after terminating this Sublease, to re-enter the Sublease Premises and remove all persons and property from the Sublease Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Subtenant and disposed of by Sublandlord in any manner permitted by law.

          C. Abandonment: If Sublandlord does not elect to terminate this Sublease as provided in Article 21.A or 21.B above, then the provisions of California Civil Code Section 1951.4, (Sublandlord may continue the Sublease in effect after Subtenant's breach and abandonment and recover rent as it becomes due, if Subtenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Sublandlord may from time to time, without terminating this Sublease, either recover all rental as it becomes due or relet the Sublease Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Sublandlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Sublease Premises. In the event that Sublandlord shall elect to so relet, then rentals received by Sublandlord from such reletting shall be applied: first, to the payment of any indebtedness other than Base Monthly Rent due hereunder from Subtenant to Sublandlord; second, to the payment of any cost of such reletting; third, to the payment of reasonable cost of any reasonably necessary alterations and repairs to the Sublease Premises; fourth, to the payment of Base Monthly Rent due and unpaid hereunder; and the residue, if any, shall be held by Sublandlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Subtenant hereunder, the Subtenant shall pay such deficiency to Sublandlord immediately upon demand therefor by Sublandlord. Such deficiency shall be calculated and paid monthly. Subtenant shall also pay to Sublandlord, as soon as ascertained, any reasonable costs and expenses incurred by Sublandlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

          D. No Termination: No re-entry or taking possession of the Sublease Premises by Sublandlord pursuant to 21.B or 21.C of this Article 21 shall be construed as an election to terminate this Sublease unless a written notice of such intention be given to Subtenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Sublandlord because of any default by Subtenant, Sublandlord may at any time after such reletting elect to terminate this Sublease for any such default.

     22. SURRENDER OF SUBLEASE: The voluntary or other surrender of this Sublease by Subtenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Sublease with Sublandlord's ownership of the Sublease Premises. Instead, at the option of Sublandlord, Subtenant's surrender may terminate all of any existing sublease or subtenancies, or may operate as an assignment to Sublandlord of any or all such subleases or subtenancies, thereby creating a direct Sublandlord-Subtenant relationship between Sublandlord and any subtenants.

     23. SUBLANDLORD'S DEFAULT: In the event of Sublandlord's failure to perform any of its covenants or agreements under this Sublease, Subtenant shall give Sublandlord written notice of such failure and shall give Sublandlord thirty (30) days to cure or to commence to cure such failure prior to any claim for breach or for damages resulting from such failure, provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Sublandlord shall not be deemed to be in default if Sublandlord shall within such period commence such cure and thereafter diligently prosecute the same to completion.

     If Sublandlord fails to perform Sublandlord's obligations under this Sublease, Subtenant shall after thirty (30) days prior written notice to Sublandlord (except in the case of emergency, in which case no notice shall be required), have the right (but not the obligation) to perform such obligation on Sublandlord's behalf and the cost thereof shall be due and payable to Subtenant within thirty (30) days after notice thereof.

     24. NOTICES: All notices, demands, requests, or consents required to be given under this Sublease shall be sent in writing by U.S. certified mail, return receipt requested, or by nationally recognized overnight courier such as U.S. Express Mail or Federal Express, to the party to be notified at the address for such party specified in this Article 24, or to such other street address as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party. Notices to Sublandlord shall be sent to the address specified in Article 1 of this Sublease. Notices to Subtenant shall be sent to (i) the address specified in Article 1 of this Sublease, attn: Vice President, Real Estate, and (ii) Mr. Wayne Timura, Director, Real Estate and Development, Quantum Corporation, 10125 Federal Drive, Colorado Springs, CO 80908. Notice sent via certified mail shall be deemed given five (5) days after so deposited in the U.S. mail and notices sent via overnight courier shall be deemed given the next business day after so deposited.

     25. ENTRY BY SUBLANDLORD: Upon 24 hours' prior notice, except in the case of emergency or serious repair in which case reasonable notice under the circumstances is required, Subtenant shall permit Sublandlord and his agents to enter into and upon said Sublease Premises at all reasonable times subject to any security reasonable regulations of Subtenant for the purposes of (i) inspecting the same, (ii) maintaining the Sublease Premises, (iii) making repairs, alterations or additions to the Sublease Premises, (iv) erecting additional buildings and improvements on the land where the Sublease Premises are situated, or on adjacent land owned by Sublandlord, or (v) performing any obligations of the Sublandlord under the Sublease including remediation of Hazardous Materials if determined to be the responsibility of Sublandlord.

     26.  DESTRUCTION OF SUBLEASE PREMISES:

          A. Destructions by an Insured Casualty: In the event of a partial destruction of the Sublease Premises by a casualty for which Sublandlord is required to carry insurance pursuant to this Sublease, during the Sublease Term from any cause, Sublandlord shall, within thirty (30) days thereafter, notify Subtenant of the amount of time Sublandlord reasonably determines will be required to restore the Sublease Premises.

     Sublandlord will forthwith repair the Sublease Premises, provided such repairs can be made within one hundred eighty (180) days from the date of damage (as reasonably determined by Sublandlord).

     Any partial destruction shall in no way annul or void this Sublease, except that Subtenant shall be entitled to a proportionate reduction of Base Monthly Rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Subtenant in the Sublease Premises. For purposes of this paragraph "partial destruction" shall mean destruction of no greater than one-third (1/3) of the replacement cost of the Sublease Premises, excluding the replacement cost of the Tenant Improvements paid for by Subtenant. In the event the Sublease Premises (i) are more than partially destroyed, or (ii) the repairs cannot be made in one hundred eighty (180) days, Sublandlord or Subtenant may elect to terminate this Sublease within fifteen (15) days of determination by Sublandlord of the foregoing. In no event, however shall Sublandlord be required to replace or restore (i) Alterations, (ii) Tenant Improvements paid for by Subtenant from sources other than the Work Allowance, or (iii) Subtenant's fixtures or personal property.

          B. Destruction by an Uninsured Casualty: In the event of a total or partial destruction of the Sublease Premises by a casualty for which Sublandlord is not required to carry insurance pursuant to this Sublease, the Sublease shall automatically terminate, unless (i) Sublandlord elects to rebuild at Sublandlord's cost, and (ii) the damage can be repaired within one hundred eighty (180) days.

          C. Damage or Destruction Near End of Sublease Term: If the Sublease Premises are damaged or destroyed in whole or in part from any cause during the last year of the Sublease Term, Sublandlord or Subtenant may terminate by giving written notice of such election to do so within thirty (30) days after the event of such damage or destruction, with termination to be effective as of the date thirty (30) days after the date of such notice.

     27.  ASSIGNMENT OR SUBLEASE:

          A.   Consent by Sublandlord: Except as specifically provided in this
Article 27, Subtenant may not assign, sublet, hypothecate, encumber its leasehold interest, or allow a third party to use the Sublease Premises without the express written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed. In the event Subtenant desires to assign this Sublease or any interest therein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Sublease Premises or any part thereof, Subtenant shall deliver to Sublandlord copies of any such proposed agreement and of all ancillary agreements with the proposed assignee or subtenant, financial statements, and any additional information as reasonably required by Sublandlord to determine whether it will consent to the proposed assignment or sublease. The notice shall give the name and current address of the proposed assignee/subtenant, proposed use of the Sublease Premises, rental rate and current financial statement (if available); and upon request to Subtenant, Sublandlord shall be given additional information as reasonably required by Sublandlord to determine whether it will consent to the proposed assignment or sublease. Sublandlord shall then have a period of ten (10) days following receipt of the foregoing agreement, statements and additional information within which to notify Subtenant in writing that Sublandlord elects (i) to permit Subtenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice, or (ii) to refuse consent, which refusal shall set forth Sublandlord's reasons therefore. If Sublandlord should fail to notify Subtenant in writing of such election within said ten (10) day period, Sublandlord shall be deemed to have elected option (i) above. Sublandlord's consent (which must be in writing and in form reasonably satisfactory to Sublandlord) to the proposed assignment or sublease, shall not be unreasonably withheld, provided and upon condition that: (i) the proposed assignee or subtenant is engaged in a business that is limited to the use expressly permitted under this Sublease; (ii) the proposed assignee or subtenant is a company with sufficient financial worth and management ability to undertake the financial obligation of this Sublease, and Sublandlord has been furnished with reasonable proof thereof; (iii) the proposed assignment or sublease shall be in form reasonably satisfactory to Sublandlord; (iv) Subtenant shall reimburse Sublandlord on demand for any costs that may be incurred by Sublandlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent, not to exceed $1,000 in the aggregate; (v) the initial Subtenant shall not be released from liability; and (vi) any increase in rental income from what is being charged Subtenant and what is being charged successor tenant or sublessee shall be split fifty percent (50%) to Sublandlord and fifty percent (50%) to Subtenant, after deducting Subtenant's costs of reletting the Sublease Premises (including brokerage commissions, time unoccupied, and costs of improving the Sublease Premises).

     Sublandlord's prior consent shall not be required for (i) any sub-sublease of Subtenant's interest in the Sublease to Meridian Data, Inc. (in the event Quantum Corporation's planned acquisition of Meridian Data, Inc. does not take place); or (ii) any assignment, sublease or other transfer of Subtenant's interest in the Sublease Premises or the Sublease to any other corporation with which Subtenant may merge or consolidate or become affiliated as a parent, subsidiary, holding company or otherwise, or to an entity in which Subtenant has a controlling interest; provided that Subtenant will not be released from liability unless Sublandlord agrees to release Subtenant. However, Subtenant shall give Sublandlord prior notice of any such assignment, sublease or other transfer of Subtenant's interest. A subsequent public offering and sale of stock in Subtenant's business, or a transfer of any amount of Subtenant's stock shall not constitute an assignment of the Sublease.

          B. Documentation: Any assignment or sublease shall be made only if and shall not be effective until the assignee or subtenant shall execute, acknowledge and deliver to Sublandlord an agreement, in form and substance satisfactory to Sublandlord, whereby the assignee or subtenant shall assume all of the obligations of this Sublease on the part of Subtenant to be performed or observed and shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Sublease.

     28. CONDEMNATION: If any part of the Sublease Premises shall be taken for any public or quasipublic use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Sublease shall as to the part so taken, terminate as of the day before title shall vest in the condemnor or purchaser ("Vesting Date"), and the Base Monthly Rent payable hereunder shall be adjusted so that the Subtenant shall be required to pay for the remainder of the Sublease Term only such portion of such Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire

Sublease Premises prior to such taking. If all of the Sublease Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Sublease shall thereupon terminate on the Vesting Date. In addition, if twenty-five percent (25%) or more of the Sublease Premises shall be taken, Sublandlord and Subtenant shall each have the right to terminate the Sublease. If either Subtenant or Sublandlord intends to terminate the Sublease such party shall notify the other within sixty (60) days after such taking and the Sublease shall be terminated on the date set forth in such notice, which date shall be within thirty (30) days of the date of such notice. If a part or all of the Sublease Premises be taken, all compensation awarded upon such taking shall go to the Sublandlord and the Subtenant shall have no claim thereto but Sublandlord shall cooperate with Subtenant, to recover compensation for damage to or taking of any Alterations, Tenant Improvements paid for by Subtenant from sources other than the Work Allowance, fixtures and equipment, and for Subtenant's moving costs.

     29. EFFECTS OF CONVEYANCE: Subject to the last sentence of this Article 29, the term "Sublandlord" as used in this Sublease, means only the owner for the time being of the Sublease Premises so that, in the event of any sale or other conveyance of the Sublease Premises, or in the event of a master lease of the Sublease Premises, the Sublandlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the "Sublandlord" hereunder, and it shall be deemed and construed, without further agreement between the parties, or the master tenant of the Sublease Premises, that the purchaser or master tenant of the Sublease Premises has assumed and agreed to carry out any and all covenants and obligations of the Sublandlord hereunder. Such transferor shall transfer and deliver Subtenant's security deposit to the purchaser at any such sale or the master tenant of the Sublease Premises, and thereupon the such transferor shall be discharged from any further liability in reference thereto. The release of Sublandlord from any liability accruing after the date Sublandlord transfers title to the Sublease Premises and the agreement by Subtenant to look solely to Sublandlord's successor-in-interest shall be conditioned upon (a) delivery to Sublandlord's successor of any and all funds in the hands of Sublandlord at the time of the transfer in which Subtenant has an interest, or in lieu thereof, delivery of such funds to Subtenant; and (b) the assumption, in writing, of all of Sublandlord's obligations under the Sublease by Sublandlord's successor in interest.

     30. SUBORDINATION: This Sublease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now or hereafter affect the Sublease Premises, to any covenants, conditions or restrictions of record, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that the holder or holders of any such Encumbrance ("holder") execute a non-disturbance agreement in a form satisfactory to Subtenant to the effect that the Sublease shall not be terminated and shall be recognized in the event of any default under any ground lease or underlying lease or any foreclosure or sale pursuant to the terms of any mortgage or deed of trust, so long as Subtenant is not in default (after the expiration of all applicable cure periods) under the terms of the Sublease and provided Subtenant attorns to the Holder as the successor Sublandlord.

     If any Holder shall require that this Sublease be prior and superior to such Holder's Encumbrance, within fifteen (15) days after written request of Sublandlord to Subtenant, Subtenant shall execute, have acknowledged and deliver any and all documents or instruments, in the form presented to Subtenant, which Sublandlord or Holder deems necessary or desirable for such purposes.

     Notwithstanding anything to the contrary set forth in this paragraph Subtenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Sublease Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such encumbrance.

     Sublandlord agrees to deliver to Subtenant within thirty (30) days after the date hereof, a non-disturbance agreement in form and substance reasonably satisfactory to Subtenant, executed by any ground lessor or lender which currently holds a ground lease, mortgage or deed of trust which encumbers any property of which the Sublease Premises are a part as of the date of execution of this Sublease. If Sublandlord fails to obtain such non-disturbance agreements, then Subtenant shall have the right, but not the obligation, to terminate this Sublease by giving Sublandlord written notice thereof.

     31. WAIVER. The waiver by Sublandlord of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Sublandlord shall not be deemed to be a waiver of any preceding breach by Subtenant of any term, covenant or condition of this Sublease, other than the failure of Subtenant to pay the particular rental so accepted, regardless of Sublandlord's knowledge of such preceding breach at the time of acceptance of such rent. No payment by Subtenant or receipt by Sublandlord of a lesser amount than any installment of rent due shall be deemed to be other than payment on account of the amount due. No delay or omission in the exercise of any right or remedy by Sublandlord shall impair such right or remedy or be construed as a waiver thereof by Sublandlord. No act or conduct of Sublandlord, including, without limitation, the acceptance of keys to the Sublease Premises, shall constitute acceptance of the surrender of the Sublease Premises by Subtenant before the Expiration Date (only written notice from Sublandlord to Subtenant of acceptance shall constitute such acceptance of surrender of the Sublease Premises). Sublandlord's consent to or approval of any act by Subtenant which require Sublandlord's consent or approvals shall not be deemed to waive or render unnecessary Sublandlord's consent to or approval of any subsequent act by Subtenant.

     32. HOLDING OVER. Any holding over after the termination or Expiration Date with Sublandlord's consent, shall be construed to be a tenancy from month to month, terminable on thirty (30) days written notice from either party, and Subtenant shall pay Base Monthly Rent to Sublandlord at a rate equal to (i) one hundred twenty-five percent (125%) of the base Monthly Rent due in the month preceding the termination or Expiration Date plus all other amounts payable by Subtenant under this Sublease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Sublease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period.

     33. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

     34. ESTOPPEL CERTIFICATES: Each party shall at any time during the Sublease Term, within fifteen (15) days following written notice from the other, execute and deliver to the requesting party a statement in writing certifying, if true, (i) that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which the rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the requesting party hereunder or specifying such defaults if they are claimed; and (iv) such other information regarding the status of the Sublease as the requesting party may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrance of the Sublease Premises or Sublandlord's interest therein.

     35. RIGHT OF FIRST OFFER TO EXTEND TERM: If Sublandlord desires at any time to release the Building or any portion thereof for the period after the expiration of the Sublease Term, Sublandlord shall give Subtenant notice ("First Notice") of the business terms on which Sublandlord would be willing to lease the space in the Building. Subtenant shall have thirty (30) days following receipt of the First Notice to give Sublandlord notice of its intention to lease such space in the Building on the business terms set forth in the First Notice. The parties shall then negotiate in good faith to reach an agreement regarding the remaining terms and conditions of the lease and shall enter into a lease for the space in the Building. If Subtenant fails to notify Sublandlord within the thirty (30) day period, Sublandlord shall be free to lease the space in the Building to a third party without re-offering it to Subtenant, provided such lease may not be on terms more favorable to the third party than those offered to Subtenant in the First Notice. In the event the Sublandlord is unable to lease the space in the Building to a third party on the business terms provided in the First Notice, and Sublandlord desires to lease the space in the Building to a third party on the business terms more favorable to the third party than those offered to Subtenant, Sublandlord shall give Subtenant notice ("Subsequent Notice:) of the proposed new business terms on which Sublandlord desires to lease the space in the Building to a third party. Subtenant shall have fifteen (15) days following receipt of a Subsequent Notice to give Sublandlord notice of its intention to lease the space in the Building on the business terms contained in such Subsequent Notice. If Subtenant fails to notify Sublandlord within the fifteen (15) day period, Sublandlord shall be free to lease the space in the Building to a third party without re-offering it to Subtenant provided such lease may not be on terms more favorable to the third party than those offered to Subtenant in a Subsequent Notice.

     36. QUIET ENJOYMENT: Upon Subtenant's faithful and timely performance of all the terms and covenants of the Sublease and except as otherwise provided in this Sublease, Subtenant shall quietly have and hold the Sublease Premises for the Sublease Term and any extensions thereof.

     37. BROKERS: Subtenant represents it has not utilized or contacted a real estate broker or finder with respect to this Sublease other than MacMillan, Moore & Buchanan, Inc. and Subtenant agrees to indemnify, defend and hold Sublandlord harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through Subtenant. Sublandlord agrees to pay the leasing commission of Cawley International, and to cause Cawley International to shares its commission with MacMillan, Moore & Buchanan per separate agreement. Subtenant shall have no responsibility for the payment of such commissions to Cawley International and MacMillan, Moore & Buchanan. Sublandlord represents that it has not utilized or contracted with a real estate broker or finder with respect to this Sublease other than Cawley International and agrees to indemnify, defend and hold Subtenant harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Sublandlord.

     38. PARKING. All parking shall be free of charge to Subtenant. Sublandlord shall provide adequate lighting for the parking areas at Sublandlord's cost.

     39. HOURS OF OPERATION OF BUILDING. Subtenant shall have access to the Sublease Premises and the Building for purposes of operation of its business twenty-four (24) hours per day each day of the year.

     40. COMMUNICATIONS DISHES. Subtenant shall have the right to install communications dishes (i) on the roof of the Building; and (ii) on a pad in the parking area on the Parcel, in accordance with all Governmental Requirements. Subtenant shall install the communications dishes at its own cost, and shall be responsible for any damage caused by the installation of the communications dishes. At the end of the Sublease Term, Subtenant shall remove the communications dishes from their locations and repair any damage caused by such removal, all at Subtenant's sole cost and expense.

     41. MASTER LANDLORD'S CONSENT.

     This Sublease is subject to the consent of the Master Landlord. Sublandlord and Subtenant shall use reasonable efforts to obtain the consent of Master Landlord, pursuant to a written consent reasonably satisfactory to Subtenant. In the event the Master Landlord does not so consent to this Sublease within thirty
(30) days after the full execution of this Sublease by Sublandlord and Subtenant, Subtenant may terminate this Sublease upon written notice to Sublandlord. Sublandlord and Subtenant agree to cooperate with each other in obtaining the consent of Master Landlord and in executing the form of consent to sublease as may be reasonably required in connection with obtaining Master Landlord's consent. In the event Master Landlord does not consent to this Sublease within sixty (60) days after the full execution of this Sublease by Sublandlord and Subtenant, either party may terminate this Sublease upon written notice to the other.

     Master Landlord's consent shall provide that in the event Sublandlord defaults under the Master Lease, Master Landlord shall notify Subtenant. Thereafter, Subtenant shall remain in possession of the Sublease Premises on a direct lease with the Master Landlord on the same terms and conditions as contained in the Master Lease, except that the termination date shall be the termination date of this Sublease.

     42. MISCELLANEOUS PROVISIONS:

          A. Rent: All monetary sums due from Subtenant to Sublandlord under this Sublease, including, without limitation those referred to as "additional rent", shall be deemed to be rent.

          B. Rights and Remedies: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

          C. Survival of Indemnitees: All indemnification, defense, and hold harmless obligations of Sublandlord and Subtenant under this Sublease shall survive the expiration or sooner termination of this Sublease.

          D. Severability: If any term or provision of this Sublease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Sublease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

          E. Choice of Law: This Sublease shall be governed by and construed in accordance with California law.

          F.   Time: Time is of the essence hereunder.

          G. Entire Agreement: This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest. This Sublease supersedes and revokes all previous negotiations, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties, and understandings, whether oral or in writing, between the parties or their respective representatives or any other person purporting to represent Sublandlord or Subtenant.

          H. The parties agree that this Sublease constitutes confidential information of the parties. Each party agrees that except for the recordation of the Memorandum of Sublease as and when described in this Sublease, or as required by law, it shall not disclose the contents of this Sublease to any third party other than potential lenders without the prior written consent of the other party.

          I. Representations: Subtenant acknowledges that neither Sublandlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the demised Sublease Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Subtenant relied on no statement of Sublandlord or its employees or agents for that purpose.

          J. No Presumption Against Drafter: Sublandlord and Subtenant understand, agree and acknowledge that: (i) this Sublease has been freely negotiated by both parties; and (ii) that, in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Sublease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Sublease or any portion thereof.

          K. Headings: The headings or titles to the Articles of this Sublease are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part thereof.

          L. Exhibits: All exhibits referred to are attached to this Sublease and incorporated by reference and are set forth below:

     Exhibit "A"    Master Lease
     Exhibit "B"    Legal Description of Parcel
     Exhibit "C"    Site Plan
     Exhibit "D"    Sublandlord's Work
     Exhibit "E"    Deferred Maintenance Items
     Exhibit "F"    Description of Final Tenant Improvement Plans

          M. Reasonable Consent. Except as limited elsewhere in this Sublease, wherever in this Sublease Sublandlord or Subtenant is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld or delayed.

          N. Memorandum of Sublease. At such time as Sublandlord becomes the owner of the Parcel, the parties agree to execute in recordable form a Memorandum of Lease identifying the Sublease Premises hereunder, the Term of this Lease and Subtenant's right of first refusal, all as provided in this Sublease. The Memorandum of Lease shall be recorded in Santa Clara County.

     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease on the dates indicated below.

     Sublandlord:

     XILINX, INC.

     By: /s/ [Signature Illegible]
         ---------------------------------
     Title: Vice President
            ------------------------------
     Date Executed: 10/21/99
                    ----------------------

     And: /s/ [Signature Illegible]
          --------------------------------
     Title: Asst. Secy.
            ------------------------------
     Date Executed: 10/21/99
                    ----------------------

     Subtenant:

     QUANTUM CORPORATION

     By: /s/ NORM CLAUS
         ---------------------------------
     Title: VP Real Estate & Corp. Svcs.
            ------------------------------
     Date Executed: 10/18/99
                    ----------------------

     And: /s/ [Signature Illegible]
          --------------------------------
     Title: V.P. Finance & General Counsel
            ------------------------------
     Date Executed: 10/18/99
                    ----------------------

                                   EXHIBIT A

                              STANDARD FORM LEASE

PARTIES: This Lease, executed in duplicate at Cupertino, California, on July 31, 1999, by and between Mission West Properties, L.P., a Delaware limited partnership, and Xilinx, Inc., a Delaware Corporation, hereinafter called respectively Lessor and Lessee, without regard to number or gender.

USE: Witnesseth: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, for the purpose of conducting therein office, research and development, light manufacturing, and warehouse activities, and any other legal activity; and for no other purpose without obtaining the prior written consent of Lessor.

PREMISES: The real property with appurtenances as shown on Exhibit A (the "Premises") situated in the City of San Jose, County of Santa Clara, State of California, and more particularly described as follows:

     The Premises includes 72,426 square feet of building, including all improvements thereto, as shown on Exhibit A including the right to use all the parking spaces at the Premises. The address for the Premises is 2001 Logic Drive, San Jose, California. Lessee's pro-rata share of the Premises is 100%.

TERM: The term shall be for one hundred twenty (120) months unless extended pursuant to Section 35 of this Lease (the "Lease Term"), commencing on July 1, 1999 (the "Commencement Date") and ending one hundred twenty (120) months thereafter.

RENT: Base rent shall be payable in monthly installments as follows:

                                   BASE RENT

     Months 1 through 14

Monthly base rent to increase by 4% on the annual anniversary of the Commencement Date each year during the Lease Term over the prior year's rent.

Base rent as scheduled above shall be payable in advance on or before the first day of each calendar month during the Lease Term. The term "Rent," as used herein, shall be deemed to be and to mean the base monthly rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease. Rent shall be paid in lawful money of the United States of America without effect or deduction, and shall be paid to Lessor at such place or places as may be designated from time to time by Lessor. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Upon execution of this Lease, Lessee shall deposit with Lessor the sum of. On September 1, 1999, Lessee shall deposit with Lessor the sum of.

LATE CHARGES: Lessor hereby acknowledges that a late payment made by Lessee to Lessor of Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed on Lessor according to the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Lessee is not received by Lessor or Lessor's designee within ten (10) days after such amount is due, Lessee shall pay to Lessor a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payments made by Lessee. Acceptance of such late charges by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor shall it prevent Lessor from exercising any of the other rights and remedies granted hereunder. Notwithstanding the above, Lessee shall not be required to pay a late charge if it is the result of a non-recurring unusual event such as an accounting error.

SECURITY DEPOSIT: Lessee shall deposit with Lessor the sum of (the "Security Deposit"). The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease applicable to Lessee. If Lessee commits a default as provided for herein, including but not limited to a default with respect to the provisions contained herein relating to the condition of the Premises, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend by reason of default by Lessee. If any portion of the Security Deposit is so used or applied,

Lessee shall, within ten days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessee's failure to do so shall be a default by Lessee. Any attempt by Lessee to transfer or encumber its interest in the Security Deposit shall be null and void. Upon execution of this Lease, Lessee shall deposit with Lessor the Security Deposit. Notwithstanding the above, Lessor agrees to waive the requirement for Lessee to make a Security Deposit provided Lessee's shareholder's equity exceeds $100 million. If at any time during this Lease, Lessee's shareholder's equity is less than $100 million, Lessee shall deposit with Lessor the Security Deposit referenced above within ten days after the issuance of Lessee's financial statements indicating the reduction in shareholder's equity below $100 million. If Lessee fails to make the Security Deposit as required, Lessee shall be deemed to be in default per Section 14.1
(a) of this Lease.

QUIET ENJOYMENT: Lessor covenants and agrees with Lessee that upon Lessee paying Rent and performing its covenants and conditions under this Lease, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the rights reserved by Lessor hereunder.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

1. POSSESSION: Possession shall be deemed tendered and the term shall commence on the Commencement Date. Rent shall commence on the Commencement Date.

2. LESSEE'S IMPROVEMENTS: As a material inducement to the execution and delivery of this Lease by Lessor, Lessee is leasing the Premises in an "AS IS" physical condition and in an "AS IS" state of repair.

2.1 ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER: Lessee agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises to Lessor in Good Condition and Repair. Good Condition and Repair ("Good Condition and Repair") shall not mean original condition, but shall mean that the Premises are in a commercially acceptable condition suitable for occupancy by a reasonable lessee. The interior walls of all office and warehouse areas, the floors of all office and warehouse areas, all suspended ceilings and any carpeting are to be cleaned and in Good Condition and Repair. Lessee, on or before the end of the Lease Term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all such property not so removed shall be deemed to be abandoned by Lessee. Lessee shall reimburse Lessor for all disposition costs incurred by Lessor relative to Lessee's abandoned property. If the Premises are not surrendered at the end of the Lease Term or earlier termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from any delay caused by Lessee in surrendering the Premises including, without limitation, any claims made by any succeeding Lessee founded on such delay.

3. USES PROHIBITED: Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the subject Premises are located or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which may endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Premises or the building of which it is a part, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be store upon or permitted to remain on any portion of the Premises outside of the building structure, unless approved by the local, state, federal or other applicable governing authority. Lessor consents to Lessee's use of materials which are incidental to the normal, day-to-day operations of any office user, such as copier fluids, cleaning materials, etc., but this does not relieve Lessee of any of its obligations not to contaminate the Premises and related real property or violate any Hazardous Materials Laws.

4. ALTERATIONS AND ADDITIONS: Lessee shall not make, or suffer to be made, any alteration or addition to said Premises, or any party thereof, without the express, advance written consent of Lessor; any addition or alteration to said Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor at the end of the Lease Term or earlier termination of this Lease. Alterations and additions which are not deemed as trade fixtures shall include HVAC systems, lighting systems, electrical systems, partitioning, carpeting, or any other installation which has become and integral part of the Premises. Lessee agrees that it will not proceed to make such alterations or additions until all required government permits have been obtained and after having obtained consent from Lessor to do so, until five (5) days from the receipt of such consent, so


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
that Lessor may post appropriate notices to avoid any liability to contractors or material suppliers for payment of Lessor's improvements. Lessee shall at all times permit such notices to be posted and to remain posted until the completion of work. At the end of the Lease Term or earlier termination of this Lease, Lessee shall remove and shall be required to remove its special tenant improvements, all related equipment, and any additions or alterations installed by Lessee at or during the Lease Term and Lessee shall return the Premises to the condition that existed before the installation of the tenant improvements. Notwithstanding the above, Lessor agrees to allow any reasonable alterations and improvements and will use its best efforts to notify Lessee at the time of approval if such improvements or alterations are to be removed at the end of the Lease Term or earlier termination of this Lease.
Notwithstanding the above, Lessee shall have the right, during the term of this Lease, to make improvements to the Premises at their sole cost and expense of Five Hundred Thousand Dollars ($500,000) with no approval from Lessor, provided they are not structural and subject to the requirement to remove the subject improvements at the end of the Lease Term.

5. MAINTENANCE OF PREMISES:
     (a) Lessee shall at its sole cost and expense keep, repair and maintain the interior of the Premises, including but not limited to, all lighting systems, temperature control systems, and plumbing systems in Good Condition and Repair, including any required replacements. Lessee shall maintain all wall surfaces and floor coverings in Good Condition and Repair, free of holes, gouges, or defacements and provide interior and exterior window washing as needed.

     (b) Lessee shall, at Lessee's expense, keep, repair, and maintain in Good Condition and Repair including replacements (based on a pro-rata share of (i) costs based on square footage or (ii) costs directly related to Lessee's use of the Premises) the following:
          1. The exterior of the building, any appurtenances and every part thereof, including but not limited to, glazing, sidewalks, parking areas, electrical systems, HVAC systems, roof membrane, and painting of the exterior walls.
          2. The HVAC by a services contract with a licensed air conditioning and heating contractor which contract shall provide for a minimum of quarterly maintenance of all air conditioning and heating equipment at the Premises including HVAC repairs or replacements which are either excluded from such service contract or any existing equipment warranties.
          3. The landscaping by a landscape contractor to water, maintain, trim and replace, when necessary, any shrubbery and landscaping at the Premises.
          4. The roof membrane by a service contract with a licensed reputable roofing contractor which contract shall provide for a minimum of semi-annual maintenance, cleaning of storm gutters, drains, removing of debris, and trimming overhanging trees, repair of the roof and application of a finish coat, every five years to the building at the Premises.
          5. Exterior pest control.
          6. Fire monitoring services.
          7. Pro-rata share of Logic Drive maintenance and repair costs.

     (c) Lessee hereby waives any and all rights to make repairs at the expense of Lessor as provided in Section 1942 of the Civil Code of the State of California, and all rights provided for by Section 1941 of said Civil Code.

     (d) Lessor shall be responsible for the repair of any structural defects in the Premises including the roof structure (not membrane), exterior walls and foundation during the Lease Term.

6. INSURANCE:
     6. INSURANCE:
     A) HAZARD INSURANCE: Lessee shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which said Premises are hereby leased; and no one shall be made or permitted to be made of the Premises, nor acts done, which may cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by an all risk insurance policy. Lessee shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable all risk insurance,

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


     covering said building and appurtenances. Lessee agrees to purchase and keep in force all risk insurance, not including earthquake and flood, covering loss or damage to the Premises in an amount equal to the full replacement cost of the Premises as determined by Lessor, with proceeds payable to Lessor. Lessee acknowledges that the insurance referenced above does not include coverage for Lessee's personal property. In the event of a loss per the insurance provisions of this paragraph, Lessee shall be responsible for all deductibles. It is agreed that the full replacement cost of the Premises as of the Commencement Date is eight million five hundred thousand dollars ($8,500,000).

     B) LOSS OF RENTS INSURANCE: Lessee shall maintain in full force and affect at Lessee's sole cost, a policy of rental loss insurance, in an amount equal to the amount of Rent payable by Lessee commencing on the date of loss for the next ensuing one (1) year, as reasonably determined by Lessor with proceeds payable to Lessor ("Loss of Rents Insurance"). It is agreed that as of this Commencement Date the amount of Rent payable under the Loss of Rents Insurance coverage shall be two million two hundred fifty thousand dollars ($2,250,000).

     C) LIABILITY AND PROPERTY DAMAGE INSURANCE: Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor and Lessor's Agents for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises, and for injuries to persons in, upon or about said Premises, from any cause arising at any time, and Lessee will hold Lessor and Lessor's Agents exempt and harmless from any damage or injury to any person, or to the goods, ware and merchandise and all other personal property of any person, arising from the use or occupancy of the Premises by Lessee, or from the failure of Lessee to keep the Premises in Good Condition and Repair, as herein provided. Lessee shall, at Lessee's sole cost, secure and keep in force a standard policy of commercial general liability insurance and property damage policy covering the Premises and all related areas insuring the Lessee having a combined single limit for both bodily injury, death and property damage in an amount not less than five million dollars ($5,000,000.00). The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Lessee shall, at its sold cost and expense, comply with all of the insurance requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to Lessee's use and occupancy of the said Premises.

     D) PERSONAL PROPERTY INSURANCE: Lessee shall obtain, at Lessee's sole cost and expense, a policy of fire and extended coverage insurance including coverage for direct physical loss special form, and a sprinkler leakage endorsement insuring the personal property of Lessee. The proceeds from any personal property damage policy shall be payable to Lessee.

All insurance policies required above shall: (i) provide for a certificate of insurance evidencing the insurance required herein, being deposited with Lessor ten (10) days prior to the Commencement Date, and upon each renewal, such certificates shall be provided 30 days prior to the expiration date of such coverage, (ii) be in a form reasonable satisfactory to Lessor and shall provide the coverage required by Lessee in this Lease, (iii) be carried with companies with a Best Rating of A+ minimum, (iv) specifically provide that such policies shall not be subject to cancellation, reduction of coverage, or other change except after 30 days prior written notice to Lessor, and (v) name Lessor, Lessor's lender, and any other party with an insurable interest in the Premises as additional insureds by endorsement to policy.

Lessor and Lessee hereby waive any rights each may have against the other related to any loss or damage caused to Lessor or Lessee as the case may be, or to the Premises or its contents, and which may arise from any risk generally covered by all risk insurance policy. The parties shall provide that their respective insurance policies insuring the property or the personal property include a waiver of any right of subrogation which said insurance company may have against Lessor or Lessee, as the case may be.

7. ABANDONMENT: Lessee shall not vacate or abandon the Premises at any time during the Lease Term; and if Lessee shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor. Notwithstanding the above, the Premises shall not be considered vacated or abandoned if Lessee maintains the Premises in Good Condition and Repair, provides security and is not in default.

8. FREE FROM LIENS: Lessee shall keep the subject Premises and the property in which the subject Premises are situated, free from any and all liens including but not limited to liens arising out of any work performed, materials furnished, or obligations



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
incurred by Lessee. However, the Lessor shall allow Lessee to contest a lien claim, so long as the claim is discharged prior to any foreclosure proceeding being initiated against the property and provided Lessee provides Lessor a bond if the lien exceeds $5,000.

9. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Lessee shall, at its sole cost and expense, comply with all of the requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use and occupancy of the Premises all local and municipal ordinances and state and federal statutes now in force or which may hereafter be in force.

10. INTENTIONALLY OMITTED.

11. ADVERTISEMENTS AND SIGNS: Lessee shall not place or permit to be placed, in, upon or about the Premises any unusual or extraordinary signs, or any signs not approved by the city, local, state, federal or other applicable governing authority. Lessee shall not place, or permit to placed upon the Premises, any signs, advertisements or notices without the written consent of the Lessor, and such consent shall not be unreasonably withheld. A sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the end of the Lease Term or earlier termination of this Lease and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee, then Lessor may have the same removed at Lessee's expense.

12. UTILITIES: Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Any charges for usage, PG&E, and telephone site service or related fees shall be the obligation of Lessee and paid for by Lessee. If any such services are not separately metered to Lessee, Lessee shall pay a reasonably proportion of all charges which are jointly metered, the determination to be made by Lessor acting reasonably and on any equitable basis. Lessor and Lessee agree that Lessor shall not be liable to Lessee for any disruption in any of the utility services to the Premises.

13. ATTORNEY'S FEES: In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, because of the breach of any other covenant herein, or to enforce, protect, or establish any term, conditions, or covenant of this Lease or the right of either party hereunder, the losing party shall pay to the Prevailing Party reasonable attorney's fees which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment. The term "Prevailing Party" shall mean the party that received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

14.1 DEFAULT. The occurrence of any of the following shall constitute a default and breach of this Lease by Lessee: a) Any failure by Lessee to pay Rent or to make any other payment required to be made by Lessee hereunder when due if not cured within ten (10) days after written notice thereof by Lessor to Lessee; b) The abandonment or vacation of the Premises by Lessee except as provided in
Section 7; c) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for thirty days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of such default is such that the same cannot be reasonably cured within such thirty (30) day period, Lessee shall not be deemed to be in default if Lessee shall, within such period, commence such cure and thereafter diligently prosecute the same to completion; d) The making by Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy; e) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets or Lessee's interest in this Lease, or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease.

14.2 SURRENDER OF LEASE: In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease before the end of the Lease Term and all rights of Lessee hereunder, by giving written notice of such intention to terminate. In the event that Lessor terminates this Lease due to a default of Lessee, then Lessor may recover from Lessee: a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus b) the worth at the time of award of unpaid Rent which would have been earned after termination until the time of award exceeding the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after


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
the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform his obligations under this Lease of which in the ordinary course of things would be likely to result therefrom; and a) at Lessor's election, such other amounts in addition to or in lien of the foregoing as may be permitted from time to time by applicable California law. As used in (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of Wells Fargo's prime rate plus two percent (2%) per annum. As used in (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

14.3 RIGHT OF ENTRY AND REMOVAL: In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

14.4 ABANDONMENT: In the event of the vacation or abandonment, except as provided in Section 7, of the Premises by Lessee or in the event that Lessor shall elect to re-enter as provided in paragraph 14.3 above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, and Lessor does not elect to terminate this Lease as provided in Section 14.2 above, then Lessor may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental rates and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Premises. In the event that Lessor elects to relet the Premises, then Rent receive by Lessor from such reletting shall be applied; first, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied to the payment of future Rent as the same may become due and payable hereunder. Should that portion of such Rent received from such reletting during any month, which is applied by the payment of Rent hereunder according to the application procedure outline above, be less than the Rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefor by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

14.5 NO IMPLIED TERMINATION: No re-entry or taking possession of the Premises by Lessor pursuant to Section 14.3 or Section 14.4 of this Lease shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lease or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lease for any such default.

15. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing sublease or sub tenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such sublease or sub tenancies.

16. TAXES: Lessee shall pay and discharge punctually and when the same shall become due and payable without penalty, all real estate taxes, personal property taxes, taxes based on vehicle utilizing parking area in the Premises, taxes computed or based on rental income (other than federal, state and municipal net income taxes), environmental surcharges, privilege taxes, excise taxes, business and occupation taxes, school fees or surcharges, gross receipts taxes, sales and/or use taxes, employee taxes, occupational license taxes, water and sewer taxes, assessments (including, but not limited to, assessments for public improvements or benefit), assessments for local improvement and maintenance districts, and all other governmental impositions and charges of every kind and nature whatsoever, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing (all of the foregoing being hereinafter collectively called "Tax" or "Taxes") which, at any time during the Lease Term, shall be applicable or against the Premises, or shall become due and payable and a lien or charge upon the Premises under or by virus of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental authority whatsoever. The term "Environmental Surcharge" shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or any other local, state or federal governmental agency or entity nor or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy in regard to the use, operation or occupancy of the Premises. The term "Tax" shall include, without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever (i) in whole or in part on the Rent payable by Lessee under this Lease, (ii) upon or with respect to the use, possession, occupancy, leasing, operation or management of the Premises, (iii) upon this transaction or any document to which Lessee is a party creating or transferring an interest in or an estate in the Premises, (iv) upon Lessee's business operations conducted at the Premises, (v) upon, measured by or reasonably attributable to the cost or value of Lessee's equipment, furniture, fixtures and other personal property located on the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Lessee, regardless of whether title to such improvements shall be in Lessor or Lessee, or (vi) in lieu of or equivalent to any Tax set forth in this Section 16. In the event any such Taxes are payable by Lessor and it shall not be lawful for Lessee to reimburse Lessor for such Taxes, then the Rent payable thereunder shall be increased to net Lessor the same net rent after imposition of any such Tax upon Lessor as would have been payable to Lessor prior to the imposition of any such Tax. It is the intention of the parties that Lessor shall be free from all such Taxes and all other governmental impositions and charges of every kind and nature whatsoever. However, nothing contained in this Section 16 shall require Lessee to pay any Federal or State income, franchise, estate, inheritance, succession, transfer or excess profits tax imposed upon Lessor. If any general or special assessment is levied and assessed against the Premises, Lessor agrees to use its best reasonable efforts to cause the assessment to become a lien on the Premises, securing repayment of a bond sold to finance the improvements to which the assessment relates which is payable in installments of principal and interest over the maximum term allowed by law. It is understood and agreed that Lessee's obligation under this paragraph will be prorated to reflect the Commencement Date and the end of the Lease Term. It is further understood that if Taxes cover the Premises and Lessee does not occupy the entire Premises, the Taxes will be allocated to the portion of the Premises occupied by Lessee based on a pro-rata square footage or other equitable basis, as determined by Lessor.

Subject to any limitations or restrictions imposed by any deeds of trust or mortgages now or hereafter covering or affecting the Premises, Lessee shall have the right to contest or review the amount or validity of any Tax by appropriate legal proceedings but which is not to be deemed or construed in any way as relieving, modifying or extending Lessee's covenant to pay such Tax at the time and in the manner as provided in this Section 16. However, as a condition of Lessee's right to contest, if such contested Tax is not paid before such contest and if the legal proceedings shall not operate to prevent or stay the collection of the Tax so contested, Lessee shall, before instituting any such proceeding, protect the Premises and the interest of Lessor and of the beneficiary of a deed of trust or the mortgagee of a mortgage affecting the Premises against any lien upon the Premises by a surety bond, issued by an insurance company acceptable to Lessor and in an amount equal to one and one-half (1 1/2) times the amount contested or, at Lessor's option, the amount of the contested Tax and the interest and penalties in connection therewith. Any contest as to the validity or amount of any Tax, whether before or after payment, shall be made by Lessee in Lessee's own name, or if required by law, in the name of Lessor or both Lessor and Lessee. Lessee shall defend, indemnify and hold harmless Lessor from and against any and all costs or expenses, including attorney's fees, in connection with any such proceedings brought by Lessee, whether in its own name or not. Lessee shall be entitled to retain any refund of any such contested Tax and penalties or interest thereon which have been paid by Lessee. Nothing contained herein shall be construed as affecting or limiting Lessor's right to contest any Tax at Lessor's expense.

17. NOTICES. Unless otherwise provided for in this Lease, any and all written notices or other communication (the "Communication") to be given in connection with this Lease shall be given in writing and shall be given by personal deliver, facsimile transmission or by mailing by registered or certified mail with postage thereon or recognized overnight courier, fully prepaid, in a sealed envelope addressed to the intended recipient as follows:

(a)  to the Lessor at:   10050 Bandley Drive
                         Cupertino, California 95014
                         Attention: Carl E. Berg
                         Fax No: (408) 725-1626

(b)  to the Lessee at:   2100 Logic Drive

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
               San Jose, California
               Attention: David Granoff
               Fax No: (408) 377-6137


or such other addresses, facsimile number or individual as may be designated by a Communications given by a party to the other parties as aforesaid. Any Communication given by personal delivery shall be conclusively deemed to have been given and received on a date it is so delivered at such address provided that such date is a business day, otherwise on the first business day following its receipt, and if given by registered or certified mail, on the day on which delivery is made or refused or if given by recognized overnight courier, on the first business day following deposit with such overnight courier and if given by facsimile transmission, on the day on which it was transmitted provided such day is a business day, falling which, on the next business day thereafter.

18. ENTRY BY LESSOR: Lessee shall permit Lessor and its agents to enter into and upon said Premises at all reasonable times using the minimum amount of interference and inconvenience to Lessee and Lessee's business, subject to any security regulations of Lessee, for the purposes of inspecting the same or for the purpose of maintaining the building in which said Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, without any rebate of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises; and shall permit Lessor and his agents, at any time within ninety
(90) days prior to the end of the Lease Term, to place upon said Premises any usual or ordinary "For Sale" or "For Lease" signs and exhibit the Premises to prospective tenants at reasonable hours.

19. DESTRUCTION OF PREMISES: In the event of a partial destruction of the said Premises during the Lease Term from any cause which is covered by Lessor's property insurance, Lessor shall forthwith repair the same, provided such repairs can be made within ninety (90) days after receipt of building permit under the laws and regulations of State, Federal, County, or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of Rent while such repairs are being made to the extent of payments received by Lessor under its Loss of Rents Insurance coverage. With respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of
Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the building in which the subject Premises may be situated is destroyed to an extent greater than thirty-three and one-third (33 1/3%) of the replaced cost thereof, Lessor may, at its sole option, elect to terminate this Lease, whether the subject Premises is insured or not. A total destruction of the building in which the subject Premises are situated shall terminate this Lease. Notwithstanding the above, Lessor is only obligated to repair or rebuild to the extent of available insurance proceeds including any deductible amount. Should Lessor determine that insufficient or no insurance proceeds are available for repair or reconstruction of Premises, Lessor, at its sole option, may terminate the Lease. Lessee shall have the option of continuing this Lease by agreeing to pay all repair costs to the subject Premises.

20. ASSIGNMENT AND SUBLETTING: Lessee shall not assign this Lease, or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant therein, or cause any other person or entity (a bona fide subsidiary or affiliate of Lessee excepted) to occupy or use the Premises, or any portion thereof, without the advance written consent of Lessor. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Lessor, terminate this Lease. This Lease shall not, or shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor. Notwithstanding Lessor's obligation to provide reasonable approval, Lessor reserves the right to withhold its consent for any proposed sublessee or assignee of Lessee if the proposed sublessee or assignee is a user or generator of Hazardous Materials. If Lessee desires to assign under this Lease or to sublet, all or a portion of the subject Premises to a party other than a bona fide subsidiary or affiliate of Lessee, Lessee shall first notify Lessor of the proposed terms and conditions of such assignment or subletting. Lessor shall have the right of first refusal to enter into a direct Lessor-lessee relationship with such party under such proposed terms and conditions, in which event Lessee shall be relieved of its obligations hereunder to the extract of the Lessor-lessee relationship entered into between Lessor and such third party. Notwithstanding the foregoing, Lessee amy assign this Lease to a successor in interest, whether by merger or acquisition, provided there is no substantial reduction in the net worth of the resulting entity and the resulting entity is not a user or generator of Hazardous Materials. Whether or not Lessor's consent to a sublease or assignment is required, in the event of any sublease or

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assignment, Lessee shall be and shall remain primarily liable for the performance of all conditions, covenants, and obligations of Lessee hereunder and, in the event of a default by an assigned or sublessee, Lessor may proceed directly against the original Lessee hereunder and/or any other predecessor of such assignee or sublessee without the necessity of exhausting remedies against said assignee or sublessee. Notwithstanding the above, Lessor hereby agrees that Lessee may sublease the Premises without Lessor's approval on a one time basis for a maximum period of sixty (60) months with no extensions.

21. CONDEMNATION: If any part of the Premises shall be taken for any public or quazi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title vests in the condemnor or purchaser, and the Rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the Lease Term only that portion of Rent as the value of the part remaining. The rental adjustment resulting will be computed at the same Renal rate for the remaining part not taken; however. Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall be payable to the Lessor. Lessee may file a separate claim and be entitled to any award granted to Lessee.

22. EFFECTS OF CONVEYANCE: The term "Lessor" as used in this Lease, means only the owner for the time being of the land and building constituting the Premises, so that, in the event of any sale of said land or building, or in the event of a Lease of said building, Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser of any such sale, or the Lessor of the building, that the purchaser or Lessor of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security is given by Lessee to secure the faithful performance of all or any of the covenants of this Lease, on the part of Lessee, Lessor may transfer and deliver the security, as such, to the purchaser at any such sale of the building, and thereupon the Lessor shall be discharged from any further liability.

23. SUBORDINATION: This Lease, in the event Lessor notifies Lessee in writing, shall be subordinate to any ground lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property at which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Lessee agrees to promptly execute any documents which may be required to effectuate such subordination. Notwithstanding such subordination, if Lessee is not in default and so long as Lessee shall pay the Rent and observe and perform all of the provisions and covenants required under this Lease, Lessee's right to quiet possession of the Premises shall not be disturbed or affected by any subordination.

24. WAIVER: The waiver by Lessor of any breach of any term, covenant or condition, herein contained shall not be construed to be a waiver of such term, covenant or condition or any subsequent breach of the term or any other term, covenant or condition therein contained. The subsequent acceptance of Rent hereunder by Lessor shall not be deemed to be a waiver of Lessee's breach of any term, covenant, or condition of the Lease.

25. HOLDING OVER: Any holding over after the end of the Lease Term requires Lessor's written approval prior to the end of the Lease Term, which, notwithstanding any other provisions of this Lease, Lessor may withhold. Such holding over shall be construed to be a tenancy at sufferance from month to month. Lessee shall pay to Lessor monthly base rent equal to one and one-half (1.5) times the monthly base rent installment due in the last month of the Lease Term and all other additional rent and all other terms and conditions of the Lease shall apply, so far as applicable. Holding over by Lessee without written approval of Lessor shall subject Lessee to the liabilities and obligations provided for in this Lease and by law, including, but not limited to those in
Section 2 of this Lease. Lessee shall indemnify and hold Lessor harmless against any loss or liability resulting from any delay caused by Lessee in surrendering the Premises, including without limitation, any claims made or penalties incurred by any succeeding lessee or by Lessor. No holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.


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26.  LESSOR'S LIABILITY: If Lessee should recover a money judgment against
Lessor arising in connection with this Lease, the judgment shall be satisfied only out of the Lessor's interest in the Premises and neither Lessor or any of its partners shall be liable personally for any deficiency.

27. ESTOPPEL CERTIFICATES: Lessee shall at any time during the Lease Term, upon not less than ten (10) days prior written notice from Lessor, execute and deliver to Lessor a statement in writing certifying that, this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the Rent and other charges have been paid in advance, if any, and acknowledging that there are not, to Lessor's knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee's failure to deliver such a statement within such time shall be conclusive upon the Lessee that (a) this Lease is in full force and effect, without modification except as may be represented by Lessor; (b) there are no uncured defaults in Lessor's performance.

28.  TIME: Time is of the essence of the Lease.

29. CAPTIONS: The headings on titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

30. PARTY NAMES: Landlord and Tenant may be used in various places in this Lease as a substitute for Lessor and Lessee.

31. EARTHQUAKE INSURANCE: As a condition of Lessor agreeing to waive the requirement for earthquake insurance, Lessee agrees that it will pay, as additional Rent, which shall be included in the monthly CAC, an amount not to exceed Thirty Thousand Dollars ($30,000) per year for earthquake insurance if Lessor desires to obtain some form of earthquake insurance in the future, if and when available, on terms acceptable to Lessor as determined in its sole and absolute discretion of Lessor.

32.  HABITUAL DEFAULT: Notwithstanding anything to the contrary contained in
Section 14 herein, Lessor and Lessee agree that if Lessee shall have defaulted in the payment of Rent for three or more times during any twelve month period during the Lease Term, then such conduct shall, at the option of the Lessor, represent a separate event of default which cannot be cured by Lessee. Lessee acknowledges that the purpose of this provision is to prevent repetitive defaults by the Lessee under the Lease, which constitute a hardship to the Lessor and deprive the Lessor of the timely performance by the Lessee hereunder.

33.  HAZARDOUS MATERIALS

33.1 As used in this Lease:

     a. The term "Hazardous Materials" shall mean (i) polychlorinated bipharytic; (ii) radioactive materials and (iii) any chemical, material or substance now or hereafter defined as or included in the definitions of "hazardous substance," "hazardous water", "hazardous material," "extremely hazardous waste," "restricted hazardous waste" under Section 25115, 25117 or 15122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law),
     (ii) defined as "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Turner Hazardous Substances Account Act), (iii) defined as "hazardous material," "hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release, Response, Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25181 of the California Health and Safety Code, Division 208, Chapter 6.7 (Underground Storage of Hazardous Substance), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as "hazardous" or "extremely hazardous" pursuant to Article II of Title 22 of the California Administrative Code, Division 4, Chapter 20,
     (viii) defined as "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or listed pursuant to Section 1004 of the Federal Water Pollution Control Act (33 U.S.C. 1317), (ix) defined as a "hazardous waste", pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., (x) defined as "hazardous substance" pursuant to

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          Section 101 of the Comprehensive Environmental Responsibility
          Compensation, and Liability Act, 42 U.S.C. 9601 et seq., or (xi) regulated under the Toxic Substance Control Act, 156 U.S.C. 2601 et seq.
          b. The term "Hazardous Materials Laws" shall mean any local, state and federal laws, rules, regulations, or ordinances relating to the use, generation, transportation, analysis, manufacture, installation, release, discharge, storage or disposal of Hazardous Material.
          c. The term "Lessor Agents" shall mean Lessor's agents, representatives, employees, contractors, subcontractors, directors, officers and partners.
          d. The term "Lessee's Agents" shall mean Lessee's agents, representatives, employees, contractors, subcontractors, directors, officers, partners, invitees or any other person in or about the Premises.

33.2 LESSEE'S RIGHT TO INVESTIGATE: Lessee shall be entitled to cause such inspection, soils and ground water tests, and other evaluations to be made of the Premises as Lessee deems necessary regarding (i) the presence and use of Hazardous Materials in or about the Premises, and (ii) the potential for exposure to Lessee's employees and other persons to any Hazardous Materials used and stored by previous occupants in or about the Premises. Lessee shall provide Lessor with copies of all inspections, tests and evaluations. Lessee shall indemnify, defend and hold Lessor harmless from any cost, claim or expense arising from such entry by Lessee or from the performance of any such investigation by such Lessee.

33.3 LESSOR'S REPRESENTATIONS: Lessor hereby represents and warrants to the best of Lessor's knowledge that the Premises are, as of the date of this Lease, in compliance with all Hazardous Material Laws.

33.4 LESSEE'S OBLIGATION TO INDEMNIFY: Lessee, at its sole cost and expense, shall indemnify, defend, protect and hold Lessor and Lessor's Agents harmless from and against any and all cost or expenses, including those described under subparagraphs i, ii and iii herein below set forth, arising from or caused in whole or in part, directly or indirectly by:
          a. Lessee's or Lessee's Agents' use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises; or
          b. Lessee's or Lessee's Agents failure to comply with Hazardous Material laws; or
          c. Any release of Hazardous Material to, in, on, under, about, from or onto the Premises caused by or occurring as a result of acts or omissions of Lessee or Lessee's Agents or occurring during the Lease Term, except ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee's Agents.

The cost and expenses indemnified against include, but are not limited to the following:
          i. any and all claims, actions, suits, proceedings, losses, damages, liabilities, deficiencies, forfeitures, penalties, fines, punitive damages, cost or expense;
          ii. Any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources of the environment, ????, pollution, contamination, leaks, spills, release or other adverse effects on the environment;
          iii. The cost of any repair, clean-up, treatment or detoxification of the Premises necessary to bring the Premises into compliance with all Hazardous Material Laws, including the preparation and implementation of any closure, disposal, remedial action, or other actions with regard to the Premises, and expenses (including, without limitation, reasonable attorney's fees and consultants fees, investigation and laboratory fees, court cost and litigation expenses).

33.5 LESSEE'S OBLIGATION TO REMEDIATE CONTAMINATION: Lessee shall, at its sole cost and expense, promptly take any and all action necessary to remediate contamination of the Premises by Hazardous Materials during the Lease Term.

33.6 OBLIGATION TO NOTIFY: Lessor and Lessee shall each give written notice to the other as soon as reasonably practical of (i) any communication received from any governmental authority concerning Hazardous Material which related to the Premises and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Material Laws.

33.7 SURVIVAL: The obligations of Lessee under this Section 33 shall survive the Lease Term or earlier termination of this Lease.

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
33.8 CERTIFICATION AND CLOSURE: On or before the end of the Lease Term or earlier termination of this Lease, Lessee shall deliver to Lessor a certification executed by Lessee stating that, to the best of Lessee's knowledge, there exists no violation of Hazardous Material Laws resulting from Lessee's obligation in Paragraph 33. If pursuant to local ordinance, state or federal law, Lessee is required, at the expiration of the Lease Term, to submit a closure plan for the Premises to a local, state or federal agency, then Lessee shall furnish to Lessor a copy of such plan.

33.9 PRIOR HAZARDOUS MATERIALS: Lessee shall have no obligation to clean up or to hold Lessee harmless with respect to, any Hazardous Material or wastes discovered on the Premises which were not introduced into, in, on, about, from or under the Premises during the Lease Term or ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee's Agents.

34. BROKERS: Lessor and Lessee represent that they have not utilized or contacted a real estate broker or finder with respect to this Lease and Lessee agrees to indemnify and hold Lessor harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessee. Lessor shall pay no brokerage commission in connection with this transaction. Lessor represents and warrants that it has not utilized or contacted a real estate broker or finder with respect to this Lease and Lessor agrees to indemnify and hold Lessee harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessor.

35. OPTION TO EXTEND

A. OPTION: Lessor hereby grants to Lessee one (1) option to extend the Lease Term, with the extended term to be for a period of five (5) years, on the following terms and conditions:

        (i) Lessee shall give Lessor written notice of its exercise of its option to extend no earlier than twenty-four (24) calendar months, nor later than six (6) calendar months before the Lease Term would end but for said exercise. Time is of the essence.

        (ii) Lessee may not extend the Lease Term pursuant to any option granted by this Section 35 if Lessee is in default as of the date of the exercise of its option. If Lessee has committed a default by Lessee as defined in Section 14 or 32 that has not been cured or waived by Lessor in writing by the date that any extended term is to commence, then Lessor may elect not to allow the Lease Term to be extended, notwithstanding any notice given by Lessee of an exercise of this option to extend.

        (iii) All terms and conditions of this Lease shall apply during the extended term, except that the base rent and rental increases for each extended term shall be determined as provided in Section 35 (B) below.

        (iv) Lessee must provide Lessor written notice of its exercise of its option as provided hereunder at least nine (9) months before the Lease Term would end but for said exercise for purposes of negotiating rental terms. Lessee may withdraw its notice of exercise of an extension option for any reason prior to six (6) months before the Lease Term would end but for said exercise. Lessor shall provide Lessee with Lessor's proposed base monthly rent for the option period within twenty (20) days of Lessee's written request. However, once Lessee delivers a notice of exercise of an option to extend the Lease Term it may not be withdrawn unless notice in writing is provided to Lessor at least six (6) months before the Lease Term would end but for said exercise and, subject to the provisions of this Section 35, such notice shall operate to extend the Lease Term. Upon any extension of the Lease Term pursuant to this
        Section 35, the term "Lease Term" as used in this Lease shall thereafter include the then extended term.

        (v) The option rights of Xilinx, Inc. granted under this Section 35 are granted for Xilinx, Inc.'s personal benefit and may not be assigned or transferred by Xilinx, Inc. or exercised if Xilinx, Inc. is not occupying the Premises at the time of exercise.

B. EXTENDED TERM RENT -- OPTION PERIOD: The monthly Rent for the Premises during the extended term shall equal nine-five percent (95%) of the fair market monthly Rent for the Premises as of the commencement date of the extended term, but in no case, less than the Rent during the last month of the prior Lease term. Promptly upon Lessee's exercise of the option to extend,


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Lessee and Lessor shall meet and attempt to agree on the fair market monthly
Rent for the Premises as of the commencement date of the extended term. In the event the parties fail to agree upon the amount of the monthly Rent for the extended term prior to commencement thereof, the monthly Rent for the extended term shall be determined by appraisal in the manner hereafter set forth; provided, however, that in no event shall the monthly Rent for the extended term be less than in the immediate preceding period. Annual base rent increases during the extended term shall be three percent (3%) per year. In the event it becomes necessary under this paragraph to determine the fair market monthly
Rent of the Premises by appraisal, Lessor and Lessee each shall appoint a real estate appraiser who shall be a member of the American Institute of Real Estate Appraiser ("AIREA") and such appraisers shall each determine the fair market monthly Rent for the Premises taking into account the value of the Premises and the amenities provided by the outside areas, the common areas, and the Building, and prevailing comparable Rentals in the area. Such appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Lessor and Lessee. If the fair market monthly Rent of the Premises established in the two (2) appraisals varies by five percent (5%) or less of the higher Rent, the average of the two shall be controlling. If said fair market monthly Rent varies by more than five percent (5%) of the higher Rental, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA and who shall also be experienced in the appraisal of Rent values and adjustment practices for commercial properties in the vicinity of the Premises. Such third appraiser shall, within twenty (20) business days after his appointment, determine by appraisal the fair market monthly Rent of the Premises taking into account the same factors referred to above, and submit his appraisal report to Lessor and Lessee. The fair market monthly Rent determined by the third appraiser for the Premises shall be controlling, unless it is less than that set forth in the lower appraisal previously obtained, in which case the value set forth in said lower appraisal shall be controlling, or unless it is greater than that set forth in the higher appraisal previously obtained in which case the Rent set for in said higher appraisal shall be controlling. If either Lessor or Lessee fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Lessor and Lessee are unable to agree upon a third appraiser within the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Lessor or Lessee to AIREA, which shall appoint a member of said institute willing to serve as appraiser. The cost of all appraisals under this subparagraph shall be borne equally be Lessor and Lessee.

36. APPROVALS: Whenever in this Lease the Lessor's or Lessee's consent is required, such consent shall not be unreasonably or arbitrarily withheld or delayed. In the event that the Lessor or Lessee does not respond to a request for any consents which may be required of it in this Lease within ten business days of the request of such consent in writing by the Lessee or Lessor, such consent shall be determined to have been given by the Lessor or Lessee.

37. AUTHORITY: Each party executing this Lease represents and warrants that he or she is duly authorized to execute and deliver the Lease. If executed on behalf of a corporation, that the Lease is executed in accordance with the by-laws of said corporation (or a partnership that the Lease is executed in accordance with the partnership agreement of such partnership), that no other party's approval or consent to such execution and delivery is required, and that the Lease is binding upon said individual, corporation (or partnership) as the case may be in accordance with its terms.

38. INDEMNIFICATION OF LESSOR: Except to the extent caused by the sole negligence or willful misconduct of Lessor or Lessor's Agents, Lessee shall defend, indemnify and hold Lessor harmless from and against any and all obligations, losses, costs, expenses, claims, demands, attorney's fees, investigation costs or liabilities on account of, or arising out of the use, condition or occupancy of the Premises or any act or omission to act of Lessee or Lessee's Agents or any occurrence in, upon, about or at the Premises, including, without limitation, any of the foregoing provisions arising out of the use, generation, manufacture, installation, release, discharge, storage, or disposal of Hazardous Materials by Lessee or Lessors's Agents. It is understood that Lessee is and shall be in control and possession of the Premises and that Lessor shall in no event be responsible or liable for any injury or damage or injury to any person whatsoever, happening on, in, about, or in connection with the Premises, or for any injury or damage to the Premises or any part thereof. This Lease is entered into on the express condition that Lessor shall not be liable for, or suffer loss by reason of injury to person or property, from whatever cause, which in any way may be connected with the use, condition or occupancy of the Premises or personal property located herein. The provisions of this Lease permitting Lessor to enter and inspect the Premises are for the purpose of enabling Lessor to become informed as to whether Lessee is complying with the terms of this Lease and Lessor shall be under no duty to enter, inspect or to perform and of Lessee's

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
covenants set forth in this Lease. Lessee shall further indemnify, defend and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation to Lessee's part to be performed under the terms of this Lease. The provisions of Section 38 shall survive the Lease Term or earlier termination of this Lease with respect to any damage, injury or death occurring during the Lease Term.

40. Option to Purchase: Lessor grants to Lessee an option to purchase the Premises in accordance with the following terms and conditions:

(a) In order to exercise this option to purchase, Lessee must notify Lessor in writing of such exercise between the ninth and twelfth months following the Commencement Date. This option shall be null and void if not exercised as stated herein before the expiration of the twelfth month of the initial Lease Term.

(b) The purchase price shall be payable in cash or other immediately available funds, at close of escrow, which shall occur on a date chosen by Lessor but in any event (i) no earlier than thirty (30) days after Lessee has exercised its option to purchase and (ii) not later than the ninth month after Lessee has exercised its option to purchase.

(c)

(d) If Lessee exercises its option to purchase as provided for herein, Lessor shall deliver title to Lessee by grant deed, free and clear of all claims, liens, restrictions and encumbrances, other than current taxes, assessments, easements (all as of the date of Lessee's exercise of its option) and anything of record or not of record resulting from the acts or omissions of Lessee, and such other matters as Lessor and Lessee may mutually agree upon.

(e) Both Lessor and Lessee agree to cooperate with each other in effectuating a tax-deferred exchange of the Property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. Each party agrees to fully cooperate with any such exchange, provided that each party's obligations to the other shall be limited to its purchase or sale of the Property, as the case may be, in accordance with this paragraph 40 and the purchase and sale agreement to be executed by the parties as herein provided; neither party shall have any greater or different obligations and no lesser or different rights from those set forth in this paragraph and such purchase and sale agreement; neither to any cost or expense on account undertaken by the other party; and neither party shall have any responsibility whatsoever for the tax or nontax consequences of an exchange undertaken by the other party, or any liability arising out of holding title to facilitate such exchange (for which the exchanging party shall indemnify the cooperating party), including without limitation whether the tax efforts of any such exchange contemplated by such party and/or any third party to the exchange are in fact successfully realized. No such exchange shall delay or excuse any of the time periods specified in this paragraph or in the purchase and sale agreement to be executed by the parties as herein provided. Accordingly, if an exchange is contemplated but is not, for whatever reason, completed on the closing date agreed upon by the parties for the consummation of the sale of the Premises, the party which has undertaken such exchange (or both parties, if both parties have undertaken exchanges) nevertheless shall be obligated to close on the purchase and sale of the Premises at the time and in the manner such close would have occurred had such party (or both parties, if both parties have undertaken an exchange) not undertaken an exchange.

(f) Three shall be no prorations as of the close of escrow and Lessee shall assume any assessments and Lessee shall pay all closing costs, transfer taxes, and escrow fees.

(g) Lessee shall purchase the Premises in an "as is" condition without warranty or representation from Lessor.

(h) Lessor and Lessee represent that they have not utilized or contacted a real estate broker or finder with respect to this option to purchase and Lessee agrees to indemnify and hold Lessor harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessee. Lessor shall pay no brokerage commission in connection with this transaction. Lessor represents and warrants that it has not utilized or contacted a real estate broker or finder with respect to this option to purchase and Lessor agrees to indemnify and hold Lessee harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessor.

40. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

41. MISCELLANEOUS PROVISIONS: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights or remedies in law and in equity.

42. CHOICE OF LAW: This lease shall be construed and enforced in accordance with the substantive laws of the State of California. The language of all parts of this lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Lessor or Lessee.

43. ENTIRE AGREEMENT: This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided for herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.


LESSOR                                       LESSEE
Mission West Properties, L.P.                Xilinx, Inc.
By: Mission West Properties, Inc.,
    its General Partner

By:  /s/ CARL E. BERG                        By:  /s/ KRIS CHELLAM
     ----------------------------                 -----------------------------
     signature of authorized                      signature of authorized
     representative                               representative

     Carl E. Berg                                 Kris Chellam
     ----------------------------                 ------------------------------
     printed name                                 printed name

     Pres.                                        C.F.O.
     ----------------------------                 ------------------------------
     title                                        title

     8/2/99                                       7/31/99
     ----------------------------                 ------------------------------
     date                                         date

                                                                       EXHIBIT A

                                  [FLOOR PLAN]

72,426 SQ. FT. - First Class Office Space in a 2 Story Building
Current Tenant: Force Computer, Contact: Dave Hill (408) 371-5900

[BERG & BERG DEVELOPERS LOGO]
[Illegible]
2001 Logic Drive at Hwy 85

                                  EXHIBIT "B"

                          LEGAL DESCRIPTION OF PARCEL


2001 Logic Drive
San Jose, CA
APN# 421-07-025

     LEGAL DESCRIPTION

     PARCEL THREE:

     Parcel 3, as shown on that Parcel Map filed for record in the office of the Recorder of the County of Santa Clara, State of California on February 27, 1992 in Dock 634 of Maps, pages 45, 46 and 47.

     RESERVING THEREFROM a reciprocal easement for ingress and egress for the benefit of Parcel 1, 2 and 4, as shown on said Parcel Map and being delineated and designated thereon as "C.O.E."

     ALSO RESERVING THEREFROM a Private Sanitary Sewer Easement 10 feet wide, for the benefit of Parcels 1 and 2, as shown on said Parcel Map and being delineated and designated thereon as "P.S.S.N."

     PARCEL THREE-A:

     A reciprocal easement for ingress and egress over those portions of Parcels 1, 2 and 4, on the Map filed in Book 634 of Maps, at pages 45, 46 and 47, delineated and designated on said Parcel Map as "C.O.E. for the benefit of Parcel 3."

     PARCEL THREE-B:

     An easement for Private Storm Drainage over those portions of Parcel
     2 on the Map filed in Book 634 of Maps, at pages 45, 46 and 47, delineated and designated on said Parcel Map as "P.S.D.E. for the benefit of Parcel 3."

                                   EXHIBIT C

                                   SITE PLAN

                                  SECOND FLOOR

                                  [FLOOR PLAN]

                                  FIRST FLOOR

                                  [FLOOR PLAN]

                                  EXHIBIT "D"

                               SUBLANDLORD'S WORK


     1. Replacement and/or repair of any damaged subflooring and tile floor in the cafeteria and dining area in the Building.

     2. Repair of roof and parapet as described in ALCAL roofing invoice for $4,000 dated __________.

     3.   Replace missing kitchen equipment.

                                  EXHIBIT "E"

                           DEFERRED MAINTENANCE ITEMS


1.   PARKING LOT LIGHT REPLACEMENTS                      $10,000

2.   LOBBY CEILING TILES                                   6,000

3.   MISCELLANEOUS ITEMS-XL CONSTRUCTION                   2,000

4.   ELEVATOR-PARAMOUNT ELEVATOR                           3,000

5.   FIRE PROTECTION-FIRE STOP                             2,475

6.   PLUMBING-KDS PLUMBING                                 5,200

7.   HVAC-CAL-AIR                                         17,896

8.   ELECTRICAL-HOWELL ELECTRIC                           10,230

9.   GC CONTINGENCY AND OVERHEAD/PROFIT
     ON DEFERRED MAINTENANCE                              12,926
                                                         -------

     TOTAL                                               $69,727

                                  EXHIBIT "F"

                        FINAL TENANT IMPROVEMENTS PLANS

THOSE PLANS AND SPECIFICATIONS PREPARED BY DOWLER-GRUMAN, DATED AUGUST 18, 1999, WHICH ARE INDEXED AS FOLLOWS:

A0        COVER SHEET AND PROJECT DATA
A0.1      EXITING CODE AND ANALYSIS PLAN
A0.2      SPECIFICATIONS
A0.3      SPECIFICATIONS

A1.0      REFERENCE SITE PLAN

A2.0      DEMOLITION PLAN
A2.1.0    OVERALL FLOOR PLANS
A.2.1.1   PARTIAL PLAN-LEVEL 1
A.2.2.1   PARTIAL PLAN AREA 1-LEVEL 2
A.2.2.2   PARTIAL PLAN AREA 2-LEVEL 2
A.2.2.1R  PARTIAL REFLECTED CEILING PLAN-LEVEL 2

A.3.1     DOOR 7 WINDOW SCHEDULE
A.3.2     WALL TYPES 7 MOUNTING HEIGHTS

A8.1      INTERIOR DETAILS
A8.2      INTERIOR DETAILS

M-1       MECHANICAL SCHEDULES
M-2       MECHANICAL 1ST FLOOR
M-3       MECHANICAL 2ND FLOOR

E-0       TITLE SHEET
E1.2      2ND FLOOR LIGHTING
E2.1      1ST FLOOR POWER
E2.2      2ND FLOOR POWER
E3        SINGLE LINE
E4.1      PANEL SCHEDULES
E4.2      PANEL SCHEDULES
E5        TITLE 24

F-1       LEVEL 2 SPRINKLER PLAN

                       Consent to Sublease and Agreement
                     2001 Logic Drive, San Jose, California

     This Consent to Sublease and Agreement is entered into by and between Mission West Properties, L.P., a Delaware limited partnership ("Master Landlord"), Xilinx, Inc., a Delaware corporation ("Xilinx") and Quantum Corporation, a Delaware corporation ("Quantum"), as of the date it is executed by the last of the parties to sign below.

1.   Master Landlord Consent.

Master Landlord is the landlord under the Lease ("Master Lease") entered into by and between Master Landlord, as landlord, and Xilinx, as tenant, dated July 31, 1999, for the Premises located at 2001 Logic Drive, San Jose, California (the "Premises").

Master Landlord hereby consents to the Sublease by Xilinx of the Premises to Quantum pursuant to the terms and conditions of the Sublease entered into by and between Xilinx and Quantum dated October 8, 1999. Master Landlord represents that, as of the date of Master Landlord's execution hereof, to the best of Master Landlord's knowledge, Xilinx is not in default or breach of any provisions of the Master Lease and that the Master Lease has not been amended or modified.

2.   Attornment.

If, after the expiration of the applicable cure period that Xilinx has in which to cure a default as tenant under the Master Lease, Xilinx fails to cure the default, Master Landlord shall notify Quantum of the default. If Quantum is not then in default under the Sublease, Master Landlord shall, in such case, recognize Quantum's right to quiet possession of the Premises, and Quantum shall remain in possession of the Premises and attorn to the Master Landlord as the tenant of the Premises under the terms and conditions of the Master Lease thereafter, and shall be entitled to all the rights of, and be bound by the obligations of, the tenant under the Master Lease, except that the termination date of the Master Lease shall automatically be amended to be the termination date of the Sublease. Quantum shall not, however, be obligated for the default of Xilinx, which obligation shall remain that of Xilinx.

3.   Alterations.

Master Landlord hereby agrees that Quantum will not be required to remove from the Premises at the end of the Sublease Term (as may be converted to a Master Lease as described in Section 2 above), the Tenant Improvements to be installed by Quantum in the Premises which are described on Exhibit "A" attached hereto and incorporated herein by reference.

4.      Subordination and Non-Disturbance Agreement.

Master Landlord confirms that there is currently no ground lease, deed of trust or other hypothecation for security (i.e., an "Encumbrance") placed on the real property of which the Premises are a part. In the event an Encumbrance is hereafter placed upon the real property of which the Premises are a part during the term of the Sublease, if Xilinx is not then in default beyond the applicable cure period under the terms of the Master Lease, Xilinx will subordinate the Master Lease to the Encumbrance, provided that the holder of the Encumbrance executes a non-disturbance agreement wherein such holder agrees to recognize Xilinx's rights under the Master Lease and Quantum's rights under the Sublease and this Agreement in the event such holder obtains title to the Premises.

"MASTER LANDLORD"                          "XILINX"
Mission West Properties, LP,               Xilinx, Inc.,
a Delaware limited partnership             a Delaware corporation

By: /s/ CARL E. BERG                       By: /s/ [Signature Illegible]
   ----------------------------------          ---------------------------------

Title: Pres. of GP                         Title: Vice President
      -------------------------------             ------------------------------

Date: 10/24/99                             Date: 10/21/99
     --------------------------------            -------------------------------

"QUANTUM"                                  By: /s/ [Signature Illegible]
Quantum Corporation,                          ----------------------------------
a Delaware corporation
                                           Title: Asst. Secy.
By: /s/ NORM CLAUS                               -------------------------------
   ----------------------------------
                                           Date: 10/21/99
Title: VP Real Estate & Corp. Svcs.             --------------------------------
      -------------------------------

Date: 10/18/99
     --------------------------------

By: /s/ [Signature Illegible]
   ----------------------------------

Title: V.P. Finance & General Counsel
      -------------------------------

Date: 10/18/99
     --------------------------------

                                  EXHIBIT "A"

                         FINAL TENANT IMPROVEMENT PLANS

THOSE PLANS AND SPECIFICATIONS PREPARED BY DOWLER-GRUMAN, DATED AUGUST 18, 1999, WHICH ARE INDEXED AS FOLLOWS:

--------------------------------------------------------------------------------
AO        COVER SHEET AND PROJECT DATA
--------------------------------------------------------------------------------
A0.1      EXITING CODE AND ANALYSIS PLAN
--------------------------------------------------------------------------------
A0.2      SPECIFICATIONS
--------------------------------------------------------------------------------
A0.3      SPECIFICATIONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
A1.0      REFERENCE SITE PLAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
A2.0      DEMOLITION PLAN
--------------------------------------------------------------------------------
A2.1.0    OVERALL FLOOR PLANS
--------------------------------------------------------------------------------
A.2.1.1.  PARTIAL PLAN-LEVEL 1
--------------------------------------------------------------------------------
A.2.2.1   PARTIAL PLAN AREA 1-LEVEL 2
--------------------------------------------------------------------------------
A.2.2.2   PARTIAL PLAN AREA 2-LEVEL 2
--------------------------------------------------------------------------------
A.2.2.1R  PARTIAL REFLECTED CEILING PLAN-LEVEL 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
A.3.1     DOOR 7 WINDOW SCHEDULE
--------------------------------------------------------------------------------
A.3.2     WALL TYPES 7 MOUNTING HEIGHTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
A8.1      INTERIOR DETAILS
--------------------------------------------------------------------------------
A8.2.     INTERIOR DETAILS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
M-1       MECHANICAL SCHEDULES
--------------------------------------------------------------------------------
M-2       MECHANICAL 1ST FLOOR
--------------------------------------------------------------------------------
M-3       MECHANICAL 2ND FLOOR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
E-0       TITLE SHEET
--------------------------------------------------------------------------------
E1.2      2ND FLOOR LIGHTING
--------------------------------------------------------------------------------
E2.1      1ST FLOOR POWER
--------------------------------------------------------------------------------
E2.2      2ND FLOOR POWER
--------------------------------------------------------------------------------
E3        SINGLE LINE
--------------------------------------------------------------------------------
E4.1      PANEL SCHEDULES
--------------------------------------------------------------------------------
E4.2      PANEL SCHEDULES
--------------------------------------------------------------------------------
E5        TITLE 24
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
F-1       LEVEL 2 SPRINKLER PLAN
--------------------------------------------------------------------------------

                       ASSIGNMENT OF SUBLEASE AGREEMENT

Preamble

     This Assignment of Sublease Agreement ("Assignment") is made and entered into by and between Quantum Corporation, a Delaware corporation ("Assignor") and Quantum Snap Division Corporation, a Delaware corporation ("Assignee"), effective as of September 18, 2000 ("Effective Date").

Recitals

     A. Assignor, as Subtenant, and Xilinx, Inc., as Sublandlord, entered into a Sublease Agreement dated October 8, 1999 for the property located at 2001 Logic Drive, San Jose, California 95124 ("Sublease") a copy of which Sublease is attached hereto as Exhibit A and incorporated herein by reference.

     B. Assignee is a wholly owned subsidiary of Assignor as of the Effective Date.

     C. Assignor now desires to assign all of Assignor's right, title and interest in and to the Sublease to Assignee, and Assignee desires to accept the assignment thereof on the terms and conditions set forth below.

Agreement

     Based on the facts and premises contained in the above Recitals and on the mutual covenants below, and for other valuable consideration receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Assignment. Assignor assigns to Assignee all of its right, title and interest in and to the Sublease as of the Effective Date.

     2. Assignee Assumption. Assignee accepts such assignment and assumes and agrees to be bound by all the covenants, agreements, terms, provisions, conditions, obligations and duties of Assignor as Subtenant under the Sublease commencing on the Effective Date.

     3. Assignor to Remain Liable. Assignor shall remain obligated to Sublandlord for the full performance of all covenants, conditions, obligations and duties required of Subtenant under the Sublease and shall not be relieved of any such performance thereunder as a result of this Assignment.

     4. Effect on Successors-in-Interest. The provisions of this Assignment shall bind and inure to the benefit of the heirs, representatives, successors and permitted assigns of the parties hereto.

     5. Notices. The address for notices under the Sublease for Subtenant shall be as follows, commencing on the Effective Date.

        Quantum Snap Division Corporation
        2001 Logic Drive
        San Jose, CA 95124
        Attn: Vice President, Operations

        with copy to:

        Quantum Corporation
        500 McCarthy Blvd.
        Milpitas, CA 95035
        Attn: Vice President, Corporate Real Estate & Services

Authorized Signatures

"Assignor"                              "Assignee"

Quantum Corporation                     Quantum Snap Division Corporation

By: /s/ RICHARD L. CLEMMER              By:  /s/ ANDERS AXELSSON
    -------------------------------         ------------------------------------

Title: EVP-CFO                          Title: VP & GM
       ----------------------------            ---------------------------------

                                       2